                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [X] Preliminary Proxy Statement                       [ ] Confidential, For Use of the Commission Only
                                                               (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COEUR D'ALENE MINES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                        COEUR D'ALENE MINES CORPORATION
                        400 COEUR D'ALENE MINES BUILDING
                               POST OFFICE BOX I
                                505 FRONT AVENUE
                           COEUR D'ALENE, IDAHO 83814

                                                                   July 28, 1999

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Wednesday, September 8, 1999, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. In addition to the election of directors, shareholders will vote on the proposed issuance of Common Stock of the Company for the acquisition of certain silver assets of Asarco Incorporated, the proposed amendments to the Articles of Incorporation of the Company calling for increases in the authorized shares of Common Stock and Preferred Stock and other changes that conform the Articles of Incorporation with recently effective amendments to the Idaho Business Corporation Act.

     The proposed acquisition of silver assets of Asarco Incorporated is of particular importance to the Company. In addition to the acquisition of 50% of Silver Valley Resources Corporation, which will result in Coeur's ownership of 100% of that corporation, the proposed transaction will enable Coeur to acquire other significant silver assets, including a promising Bolivian early stage silver development property. The Board of Directors of Coeur strongly recommends that shareholders vote in favor of the proposed transaction as it will significantly enhance Coeur's position as a leading North American silver producer. Coeur has received an opinion, dated May 17, 1999, from Deutsche Bank Securities Inc., that the Common Stock to be issued to Asarco in exchange for the silver assets is fair to Coeur from a financial point of view.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is important that you to be represented by proxy. If you cannot attend the meeting, we urge you to date and sign the enclosed proxy card, and return it promptly. We have provided a return-addressed, permit-stamped envelope for your convenience.

                                          Sincerely,

                                          DENNIS E. WHEELER
                                          Chairman of the Board,
                                          President and Chief Executive Officer

WE URGE YOU TO CAREFULLY CONSIDER EACH OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING AND THE BOARD'S RECOMMENDATION THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS BEING PRESENTED

                        COEUR D'ALENE MINES CORPORATION
                        400 COEUR D'ALENE MINES BUILDING
                                505 FRONT AVENUE
                               POST OFFICE BOX I
                           COEUR D'ALENE IDAHO 83814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Wednesday, September 8, 1999, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of eight persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To approve the proposed issuance of 7.125 million shares of the Company's Common Stock for the acquisition of certain silver assets of Asarco Incorporated;

          3. To approve an amendment to Article II of the proposed Restated and Amended Articles of Incorporation of the Company authorizing an increase in the number of authorized shares of Common Stock from 60 million to 125 million shares;

          4. To approve an amendment to Article II of the proposed Restated and Amended Articles of Incorporation of the Company authorizing an increase in the number of authorized shares of Preferred Stock from 10 million to 20 million shares;

          5. To approve amended Article VI of the proposed Restated and Amended Articles of Incorporation of the Company conforming the language relating to the limitation of the liability of directors to the recently amended Idaho Business Corporation Act;

          6. To approve Article VII of the proposed Restated and Amended Articles of Incorporation of the Company providing a new provision relating to the indemnification of directors that is permitted under the recently amended Idaho Business Corporation Act;

          7. To approve amended Articles III and IV of the proposed Restated and Amended Articles of Incorporation which include non-substantive changes being made in order to conform to the recently amended Idaho Business Corporation Act; and

          8. To transact such other business as properly may come before the meeting.

     Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on Friday, July 9, 1999, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          DENNIS E. WHEELER
                                          Chairman of the Board

Coeur d'Alene, Idaho
July 28, 1999

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company" or "Coeur"), of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on September 8, 1999, and any and all adjournments thereof.

     Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about July 28, 1999, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on July 9, 1999, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on July 9, 1999, a total of 21,900,579 shares of common stock, $1 par value per share (the "Common Stock"), and 7,077,833 shares of Mandatory Adjustable Redeemable Convertible Securities, $1 par value per share (the "MARCS"), were issued and outstanding.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed issuance of Common Stock of the Company for the acquisition of certain silver assets of Asarco Incorporated; (3) FOR the approval of an amendment to Article II of the proposed Restated and Amended Articles of Incorporation of the Company authorizing an increase in the number of authorized shares of Common Stock from 60 million to 125 million shares; (4) FOR the approval of an amendment to
Article II of the proposed Restated and Amended Articles of Incorporation of the Company authorizing an increase in the number of authorized shares of the Company's Preferred Stock, par value $1.00 per share, (the "Preferred Stock") from 10 million to 20 million shares; (5) FOR the approval of amended Article VI of the proposed Restated and Amended Articles of Incorporation conforming the language relating to the limitation of the liability of directors to the recently amended Idaho Business Corporation Act; (6) FOR the approval of Article VII of the proposed Restated and Amended Articles of Incorporation providing for a new provision relating to the indemnification of directors that is permitted under the recently amended Idaho Business Corporation Act; (7) FOR the approval of amended Articles III and IV of the proposed Restated and Amended Articles of Incorporation which include non-substantive changes being made in order to conform to the recently amended Idaho Business Corporation Act; and (8) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $10,000 plus out-of-pocket expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. All of the following eight nominees currently are members of the Board. Messrs. Robert E. Mellor and Timothy R. Winterer were appointed to fill vacancies on the Board on December 8, 1998. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                     DIRECTOR
NOMINEE                                                       AGE     SINCE
-------                                                       ---    --------
DENNIS E. WHEELER...........................................  56       1978
Chairman of the Board of the Company since May 1992;
President since December 1980; Chief Executive Officer since
December 1986; Chief Administrative Officer from December
1980 to December 1986; Secretary from January 1980 to
December 1980; Senior Vice President and General Counsel
from 1978 to 1980. Chairman of the Finance and Planning
Committee and a director of Sierra Pacific Resources (a
public utility holding company).
JOSEPH C. BENNETT...........................................  66       1981
Mining Consultant. Director of Equity Oil Company.
JAMES J. CURRAN.............................................  59       1989
Former Chairman of the Board and Chief Executive Officer,
First Interstate Bank, Northwest Region (Alaska, Idaho,
Montana, Oregon and Washington) from October 1991 to April
30, 1996; Chairman of the Board and Chief Executive Officer,
First Interstate Bank of Oregon, N.A. from February 1991 to
October 1991; Chairman, President and Chief Executive
Officer of First Interstate Bank of Denver, N.A., from April
1990 to January 1991; Chairman, President and Chief
Executive Officer of First Interstate Bank of Idaho, N.A.,
from July 1984 to March 1990.
JAMES A. MCCLURE............................................  74       1991
Attorney with the Boise, Idaho law firm of Givens, Pursley &
Huntley; Consultant to the Washington, D.C. consulting firm
of McClure, Gerard & Neuenschwander, Inc.; United States
Senator from Idaho from 1972 to 1990; former Chairman of the
Senate Energy and Natural Resources Committee.
CECIL D. ANDRUS.............................................  67       1995
Governor of Idaho (1971-1977); Secretary of the Department
of the Interior (1977-1981); Governor of Idaho (1987-1995).
Director of Albertson's Inc. (a nation-wide grocery retail
chain) and Key Corp. (commercial banking). Chairman of the
Andrus Center for Public Policy at Boise State University;
"of counsel" member of the Gallatin Group (a policy
consulting firm).
JOHN H. ROBINSON............................................  48       1998
Vice Chairman of Black & Veatch, an international
engineering and construction firm, since January 1999; Chief
Development Officer of that company from 1997-1998 and
Managing Partner from 1996-1998; Chairman of Black and
Veatch U.K., Ltd and President of Black & Veatch
International since 1994; employed by Black & Veatch since
1972; director of Commerce Bancshares Inc. (a bank holding
company) and Lab Holdings inc. (insurance and health testing laboratories).

                                                                     DIRECTOR
NOMINEE                                                       AGE     SINCE
-------                                                       ---    --------
ROBERT E. MELLOR............................................  55       1998
Chief Executive Officer and President of Building Materials
Holding Corporation (distribution and sales of building
materials) 1997 to present, director since 1991; Of Counsel,
Gibson, Dunn & Crutcher, LLP, 1991-present; Held positions
of Executive President/Director and Chief Administrative
Officer, Senior Vice President, General Counsel and
Secretary of DiGiorgio Corporation (food wholesaler and
distributor) from 1976 to 1990.
TIMOTHY R. WINTERER.........................................  62       1998
President and Chief Executive Officer of BHP World Minerals
Corporation (international resources company) from 1997 to
1998; Group General Manager and Executive Vice President,
BHP World Minerals (1996-1997); Senior Vice President and
Group General Manager, BHP World Minerals (1992-1996);
Senior Vice President Operations International Minerals, BHP
Minerals (1985-1992); Executive Vice President, Utah
Development Company (1981-1985).

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met eight times during 1998. The Company has an Audit Committee, consisting of Messrs. Curran, McClure and Winterer, which met one time during 1998. The Board also has a Compensation Committee, comprised solely of outside directors and consisting of Messrs. Andrus, Bennett, Robinson and Mellor, which met two times during 1998. Each director attended all of the meetings of the Board of Directors and committees on which he served except Mr. Bennett, who was absent from one meeting, and Mr. McClure, who was absent from three meetings. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Curran, Mellor, Robinson and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                 PROPOSAL NO. 2

APPROVAL OF ISSUANCE OF COMMON STOCK OF THE COMPANY FOR THE ACQUISITION OF CERTAIN SILVER ASSETS OF ASARCO INCORPORATED

GENERAL

     Coeur and Asarco Incorporated, a New Jersey corporation ("Asarco"), have entered into a Transaction Agreement dated as of May 13, 1999 and amended and restated as of June 22, 1999 (the "Transaction Agreement") that provides for the acquisition by Coeur of certain assets (the "Silver Assets") of Asarco in exchange for 7,125,000 shares of the Company's Common Stock. The Transaction Agreement requires that the issuance of the Common Stock in exchange for the Silver Assets (the "Transaction") be approved by the holders of at least a majority of the outstanding shares of Common Stock and MARCS (together, the "Capital Stock") voting in person or by proxy at the Annual Meeting on the Transaction. The shares of Capital Stock are voted as a single class. The Transaction does not require the approval of Asarco's shareholders.

     If the Transaction is approved by the requisite shareholder vote and completed in accordance with the terms of the Transaction Agreement, Asarco will own 24.5% of the shares of Common Stock that will then be outstanding. After giving effect to the mandatory conversion of the MARCS into Common Stock on March 15, 2000, Asarco would own 19.3% of the outstanding Common Stock.

     As a condition to listing, the New York Stock Exchange ("NYSE") requires prior shareholder approval of the issuance of additional shares of common stock of a listed company if the number of shares to be issued exceeds 20% of the shares outstanding before the new issuance. The Company is seeking shareholder approval of the issuance of the Common Stock to Asarco in the Transaction in order to comply with the NYSE requirement.

     The Silver Assets to be acquired by the Company are summarized as follows:

     - 50% of the outstanding shares of common stock (the "SVR Stock") of Silver Valley Resources Corporation, a Delaware corporation ("SVR"). This will result in 100% ownership of SVR by Coeur, which already owns the other 50% of SVR's outstanding common stock. SVR's assets include the Galena Mine, Coeur Mine, Caladay property, related buildings, machinery and equipment, and metal and supply inventories, all located in the Coeur d'Alene Mining District of Idaho, as well as leases on several adjoining mining properties held by others;

     - 100% of the equity interests ("Manguiri Interests") in Empresa Minera Manquiri S.R.L., a Bolivian limited liability company, or any successor ("Manquiri"). Manquiri's principal asset is the San Bartolome project, an early stage silver development property located near the city of Potosi, Bolivia. Coeur's independent mining consultants prepared a study of four deposit areas at San Bartolome indicating an estimated total geologic resource of 105.6 million ounces in the areas tested;

     - 1,500,000 shares of common stock ("PASC Stock") constituting approximately 5.2% of the outstanding shares of Pan American Silver Corporation, a British Columbia corporation ("Pan American"), and warrants to acquire an additional 500,000 shares of Pan American common stock (the "PASC Warrants"). Pan American's common stock is traded on the Toronto Stock Exchange and the NASDAQ National Market. Its primary assets include the Quiruvilca silver mine, a producing mine in northern Peru, and silver development properties in Russia and Mexico; and

     - 100% of the outstanding capital stock ("NPMC Stock") of NPMC, Inc. a Delaware corporation ("NPMC"). NPMC owns a royalty interest in the Quiruvilca mine owned by Pan American.

     Further information concerning SVR, Manquiri, Pan American and the PASC stock and PASC warrants, and NPMC is set forth under "Description of Silver Assets to be Acquired."

BACKGROUND OF TRANSACTION

     Coeur and Asarco have had an extended business relationship, principally involving the Coeur and Galena mines in the Coeur d'Alene Mining District. In January 1995, Coeur and Asarco transferred their respective interests in the Coeur and Galena mines, and Coeur transferred its interest in the Caladay property, to SVR which became jointly owned by Coeur and Asarco, each with a 50% interest. Development, exploration and mining operations have been conducted through SVR by Coeur and Asarco since the transfer of their respective interests in 1995.

     Dennis E. Wheeler, Chairman, President and Chief Executive Officer of Coeur approached Richard de J. Osborne, the then Chairman and Chief Executive Officer of Asarco (recently retired), in July 1997, to initiate discussions concerning the possible acquisition by Coeur of Asarco's 50% interest in SVR. In discussions held in August 1997, Mr. Osborne indicated that Asarco would not be interested in selling its silver assets piecemeal, but would consider the sale of all of its silver assets.

     Thereafter, several brief conversations took place between Mr. Wheeler and Mr. Osborne as to the possible acquisition by Coeur of Asarco's silver assets, but the matter was not actively pursued until late 1998. On December 28, 1998, Asarco reiterated to Coeur that it was not interested in an isolated sale of its 50% interest in SVR, but instead was interested in a transaction that included all of its significant silver assets in exchange for an equity interest in Coeur. At that time, Coeur retained The Winters Company, an independent mining consulting firm based in Tucson, Arizona, to evaluate Asarco's resource estimations and its sampling techniques relating to the San Bartolome property.

     Over the next several weeks, Mr. Wheeler and Mr. Osborne had several discussions to define the general parameters of a potential transaction. Mr. Osborne was joined in the discussions by other Asarco executive officers including, Francis R. McAllister, Chairman and Chief Executive Officer, and Kevin R. Morano, President and Chief Operating Officer. Mr. Wheeler was joined in the discussions by Robert Martinez, Senior Vice President and Chief Operating Officer of the Company, and James K. Duff, Coeur's Vice President -- Business Development.

     In January 1999 the Company and Asarco entered into a Confidentiality Agreement that allowed each party access to certain confidential and proprietary information of the other party for the purpose of allowing both Coeur and Asarco to evaluate and analyze the desirability of entering into a transaction.

     During January 1999, officers, managers and other employees of the Company, as well as Coeur's independent consultants, made site visits to the San Bartolome project in Bolivia. The visits included a review of the geology of the property and of engineering and metallurgical studies conducted by Asarco. Coeur's representatives also reviewed relevant legal, environmental and regulatory matters, and assessed the risks of conducting operations in Bolivia. In the same period, Coeur representatives also made site visits to SVR and conducted geological and metallurgical reviews, as well as legal and environmental analyses to evaluate both the potential benefits and exposures that would result from 100% ownership of SVR.

     At a meeting held on January 19, 1999, Asarco presented to Coeur a proposal pursuant to which Asarco would sell to Coeur certain assets including: (i) its 50% interest in SVR; (ii) the San Bartolome project in Bolivia; (iii) its interest in Northern Peru Mining Corporation (now NPMC); (iv) Asarco's equity interests in Pan American; and (v) its Troy Mine and Rock Creek Project (both Montana properties), in exchange for shares representing a significant minority interest in Coeur.

     On January 20, 1999, Messrs. Wheeler, Duff and Martinez of the Company met with Messrs. Osborne, McAllister and Morano and other representatives of Asarco for a detailed presentation by Asarco with respect to the above assets of Asarco. In addition, Coeur responded to Asarco's due diligence inquiries and provided information to Asarco regarding Coeur's business affairs, including the status of the Company's various mining operations, litigation, environmental and regulatory items, and its financial condition.

     On February 25, 1999 further negotiations occurred by means of a telephone conference call between representatives of Asarco and Coeur. The Troy Mine and Rock Creek Project in Montana were removed from the assets to be sold to the Company because they were deemed to be primarily copper related and therefore not consistent with Coeur's corporate strategy.

     On March 9, 1999, the Coeur Board received and discussed a report presented to the Directors by management as to the status of the negotiations with Asarco and the due diligence activities being carried on by both Coeur and Asarco.

     On March 12, 1999, Mr. Wheeler and Mr. Duff attended a meeting with Asarco representatives to review a proposed Heads of Agreement which was designed to state the intent of the parties. The meeting included the discussion of a proposed shareholder agreement designed to protect Asarco's proposed minority interest in Coeur by addressing such items as a change in the principal business of the Company, the creation of liens or encumbrances, capital expenditures or budgets and the amendment of the By-laws and Articles of Incorporation or the dissolution of the Company.

     Further telephone calls occurred on March 16, 1999 and thereafter regarding the terms of the Heads of Agreement which was executed on April 2, 1999. The final Heads of Agreement was intended to reflect the intent of the parties only and was subject to a definitive agreement.

     On March 18, 1999, Mr. Wheeler and Mr. Osborne reached agreement on the number of shares (7,125,000) of Coeur Common Stock that Coeur would issue to Asarco as consideration for the acquisition of the Silver Assets.

     On May 6, 1999, Coeur engaged Deutsche Bank Securities Inc. ("Deutsche Bank Securities") to act as its independent financial advisor for the purpose of reviewing the proposed Asarco transaction on behalf of Coeur, including the preparation of a fairness opinion.

     At a Board meeting held on May 11, 1999, management presented a final due diligence report to the Board of Directors with a recommendation that the transaction proceed on the basis described in this Proxy Statement. At that meeting, Deutsche Bank Securities delivered its oral opinion, subject to its review of the final Transaction Agreement, that the consideration to be paid by Coeur for the Silver Assets was fair, from a financial point of view, to Coeur. The Board approved the Transaction at that meeting and authorized the signing of the Transaction Agreement and the Shareholder Agreement.

COEUR'S REASONS FOR THE TRANSACTION

     As part of its strategic planning, the Company continually reviews trends and opportunities in the precious metal mining industry with the view to expanding its position as a leading North American silver producer with significant gold production. A core element of management's corporate strategy is to grow the Company both internally and through acquisitions in order to improve long-term profitability by leveraging its corporate infrastructure and technical know-how. Although silver prices have fluctuated somewhat over the past several years, they have clearly outperformed gold prices. Moreover, management believes that silver prices are likely to continue to outperform gold prices over the next several years due to strong physical demand trends and continued reductions in global inventories.

     Accordingly, the Company's current acquisition strategy is focused on silver properties. Consistent with this strategy, the acquisition of the Silver Assets will increase Coeur's current and future silver production, add substantial silver reserves and resources, and enhance the potential growth prospects for the Company. The acquisition of the Silver Assets is also expected to lower Coeur's projected average cost per ounce of silver production, extend the Company's average remaining mine life and improve Coeur's credit profile by expanding its equity base.

     In reaching its decision to approve the Transaction Agreement and to recommend that Coeur shareholders approve the issuance of the Common Stock to Asarco in exchange for the Silver Assets, the

Coeur Board considered a number of factors, including the following (the order does not reflect relative significance):

          (i) its knowledge of the historical and prospective operating environment, business, operations, assets, financial condition and operating results of Coeur, including the fact that Coeur already owns 50% of SVR;

          (ii) the information developed by Coeur as a result of the due diligence visits, studies and analyses of its management team and employees and its independent mining consultants;

          (iii) the presentation of Deutsche Bank Securities to the Coeur Board of Directors on May 11, 1999, including Deutsche Bank Securities' oral opinion (and subsequent written opinion dated May 17, 1999) that, as of such date, the 7,125,000 shares of New Common Stock (the "Consideration") to be paid for the Silver Assets was fair, from a financial point of view, to the Company;

          (iv) the terms and conditions of the Transaction Agreement, including the amount and form of the Consideration, the parties' representations and warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Transaction Agreement;

          (v) its assessment of the historical and prospective operating and financial performance of the Silver Assets;

          (vi) the proposed inclusion on the Coeur Board of Directors after the Transaction of two representatives to be nominated by Asarco;

          (vii) the terms and conditions of the Shareholder Agreement; and

          (viii) Coeur's overall corporate strategy.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF COEUR

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AGREEMENT AND RECOMMENDS THAT COEUR SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK IN EXCHANGE FOR THE SILVER ASSETS AS CONTEMPLATED BY THE TRANSACTION AGREEMENT. FOR THE REASONS SET FORTH UNDER "COEUR'S REASONS FOR THE TRANSACTION", THE BOARD OF DIRECTORS OF COEUR BELIEVES THAT THE TRANSACTION AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY.

OPINION OF COEUR'S FINANCIAL ADVISOR

     On May 17, 1999, Deutsche Bank Securities delivered its written opinion to the Coeur Board (the "Deutsche Bank Securities Opinion") that, as of the date of such opinion, the Consideration to be paid for the Silver Assets was fair, from a financial point of view, to Coeur.

     THE FULL TEXT OF THE DEUTSCHE BANK SECURITIES OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF COEUR ARE URGED TO, AND SHOULD, READ THE DEUTSCHE BANK SECURITIES OPINION IN ITS ENTIRETY.

     In connection with its opinion, Deutsche Bank Securities reviewed, among other things: (i) the Transaction Agreement; (ii) certain publicly available business and financial information relating to the Silver Assets and Coeur; and
(iii) certain other information relating to the Silver Assets and Coeur, including financial forecasts, projected production information, life of mine plans and reserve and resource estimates, provided by Coeur. Deutsche Bank Securities also held discussions with members of the senior management of Coeur regarding the Transaction and the past and current business operations, financial condition, and future prospects of the Silver Assets and Coeur. In addition, Deutsche Bank Securities compared certain financial, operating and stock market information for the Silver Assets and Coeur with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses as it considered appropriate.

     Deutsche Bank Securities relied upon the accuracy and completeness of all the financial and other information reviewed by it, including, without limitation, the representations and warranties set forth in the Transaction Agreement, and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Deutsche Bank Securities relied upon the management of Coeur as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases thereof) provided to Deutsche Bank Securities, and with the consent of Coeur, assumed that such forecasts reflect the best currently available estimates and judgements of such management. Deutsche Bank Securities specifically relied upon, among other things, Coeur management's view that the San Bartolome resource is amenable to cyanidation through heap leaching and that approximately 70% of estimated total resources at San Bartolome will be converted to proven and probable reserves within 12 to 18 months of consummation of the Transaction. In addition, Deutsche Bank Securities did not make an independent evaluation or appraisal of the assets and liabilities of the Silver Assets and Coeur or any of their subsidiaries and Deutsche Bank Securities was not furnished with any such evaluation or appraisal.

     DEUTSCHE BANK SECURITIES' ADVISORY SERVICES AND OPINION WERE PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE COEUR BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION CONTEMPLATED BY THE TRANSACTION AGREEMENT AND SUCH OPINION DOES NOT CONSTITUTE A RECOMMENDATION OF THE TRANSACTION TO COEUR OR A RECOMMENDATION AS TO HOW ANY HOLDER OF COEUR COMMON STOCK OR MARCS SHOULD VOTE WITH RESPECT TO THE TRANSACTION. The Deutsche Bank Securities Opinion does not constitute an opinion or imply any conclusion as to the likely trading range for any securities of Coeur following consummation of the Transaction. The Deutsche Bank Securities Opinion necessarily is based on economic, market, financial and other conditions as in effect on, and the information made available to Deutsche Bank Securities as of, the date of the Deutsche Bank Securities Opinion. Deutsche Bank Securities does not have any obligation to update, revise or reaffirm the Deutsche Bank Securities Opinion.

     In connection with rendering the Deutsche Bank Securities Opinion, Deutsche Bank Securities made a presentation to the Coeur board of directors on May 11, 1999, with respect to certain analyses performed by Deutsche Bank Securities in evaluating the fairness of the Consideration to Coeur. The following is a summary of the presentation. To the extent that information concerning the mining and development of gold was used in the analyses, in order to compare such information to that concerning the mining and development of silver, it was assumed that the price of gold is sixty times that of silver (such information is referred to below as "silver-equivalent" information).

     (i) Selected Companies Analysis. Deutsche Bank Securities reviewed and compared certain financial information relating to the Silver Assets and Coeur to corresponding financial information, ratios and public market multiples for five publicly traded corporations in the North American silver mining industry:
Apex Silver Mines Ltd., Coeur, Hecla Mining Co., Pan American Silver Corp., and Sunshine Mining & Refining Co. (the "Selected Companies"). Based on this information, Deutsche Bank Securities derived and compared various financial multiples and ratios for the Selected Companies, the Silver Assets and Coeur. The multiples for the Silver Assets and Coeur were derived based on Coeur's management forecasts with respect to the performance of the Silver Assets and Coeur and a stock price of $4.625 per share, the closing price of Coeur Common Stock on May 7, 1999. The multiples and ratios for the Selected Companies were based on the most recent publicly available information released by the Selected Companies, research reports regarding the Selected Companies published by third-party equity research analysts and the closing price per share of the common stock of each of the Selected Companies on May 7, 1999.

     Deutsche Bank Securities considered: (i) adjusted market capitalization (i.e. market value of common equity plus book value of debt plus preferred stock plus projected life of mine capital expenditures less cash and cash equivalents) ("Adjusted Market Capitalization") divided by total recoverable silver-equivalent resources ("Adjusted Market Capitalization Per Ounce of Recoverable Resources"); (ii) Adjusted Market Capitalization divided by proven and probable recoverable silver-equivalent reserves ("Adjusted Market Capitalization Per Ounce of P&P Recoverable Reserves"); (iii) Adjusted Market Capitalization divided by projected annual silver-equivalent production at producing and development properties ("Adjusted Market Capitalization Per Ounce of Projected Annual Production"); and (iv) Adjusted Market Capitalization as a multiple of projected mine cash flow at producing and development properties based on an assumed silver price of $5.50 per ounce ("Adjusted Market Capitalization/Projected Mine Cash Flow Multiples").

     Deutsche Bank Securities' analysis indicated: (i) Adjusted Market Capitalization Per Ounce of Recoverable Resources for the Selected Companies that ranged from $0.82 to $3.61 with a mean of $2.09, compared to $1.22 for the Silver Assets and $1.37 for Coeur; (ii) Adjusted Market Capitalization Per Ounce of P&P Recoverable Reserves for the Selected Companies that ranged from $1.77 to $3.61 with a mean of $2.60, compared to $7.11 for the Silver Assets (or $1.75 for the Silver Assets based on Coeur management's expectation that approximately 70% of total resources at San Bartolome will be converted to proven and probable reserves within 12 to 18 months of the consummation of the Transaction), and $2.51 for Coeur; (iii) Adjusted Market Capitalization Per Ounce of Projected Annual Production for the Selected Companies that ranged from $15.99 to $46.10 with a mean of $25.01, compared to $12.89 for the Silver Assets and $15.99 for Coeur; and (iv) Adjusted Market Capitalization/Projected Mine Cash Flow Multiples for the Selected Companies that ranged from 7.8x to 13.2x with a mean of 9.9x, compared to 6.0x for the Silver Assets and 9.5x for Coeur.

     No company utilized in the Selected Companies Analysis is identical to the Silver Assets and Coeur. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Silver Assets and Coeur and other factors that could affect the public trading value of the selected companies or company to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

     (ii) Contribution Analysis. Deutsche Bank Securities reviewed certain historical and projected operating and financial information for the Silver Assets, Coeur and the pro forma combined entity resulting from the Transaction based on Coeur's management forecasts and using a stock price of $4.625 per share, the closing price of Coeur Common Stock on May 7, 1999. The analysis indicated that the Silver Assets would contribute: (i) 16.8% of the Adjusted Market Capitalization of the pro forma combined entity; (ii) 18.5% of the total recoverable silver-equivalent resources of the pro forma combined entity; (iii) 6.7% of the proven and probable recoverable silver-equivalent reserves of the pro forma combined entity (or 22.5% based on Coeur management's expectation that approximately 70% of total resources at San Bartolome will be converted to proven and probable reserves within 12 to 18 months of the consummation of the Transaction); (iv) 20.1% of projected annual silver-equivalent production of the pro forma combined entity; and (v) 24.2% of the total projected mine cash flow (based on an assumed silver price of $5.50 per ounce) of the pro forma combined entity.

     (iii) Discounted Cash Flow Analysis. Deutsche Bank Securities performed a discounted cash flow analysis for the Silver Assets based upon projections provided by Coeur management. The analysis assumed no inflation and a discount rate range from 4.0% to 6.0% for SVR and 6.0% to 8.0% for San Bartolome. The analysis also assumed a range for the price of silver of $5.00 to $6.00 per ounce. The value of the interests in Pan American were based on current market prices. The net present value range for the value of the Silver Assets implied by the discounted cash flow analysis was $13.6 million to $67.6 million.

     (iv) Pro Forma Impact Analysis. Deutsche Bank Securities analyzed certain pro forma financial effects resulting from the Transaction. In particular, based on information provided by Coeur management, Deutsche Bank Securities compared certain current market valuation information for Coeur to that for the Silver Assets and derived comparable information for the pro forma combined entity (based on a stock price of $4.625 per share, the closing price of Coeur Common Stock as of May 7, 1999). This analysis indicated: (i) Adjusted Market Capitalization Per Ounce of Recoverable Resources of $1.37 for Coeur, $1.22 for the Silver Assets and $1.34 for the pro forma combined entity; (ii) Adjusted Market Capitalization Per Ounce of P&P Recoverable Reserves of $2.51 for Coeur, $7.11 for the Silver Assets, $1.75 for the Silver Assets based on Coeur management's expectation that approximately 70% of total resources at San Bartolome will be converted to proven and probable reserves within 12 to 18 months of consummation of the Transaction and $2.34 for the pro forma combined entity based on the same expectation with respect to San Bartolome; (iii) Adjusted Market Capitalization Per Ounce of Projected Annual Production of $15.99 for Coeur, $12.89
for the Silver Assets and $15.37 for the pro forma combined entity; and (iv) Adjusted Market Capitalization/ Projected Mine Cash Flow Multiples of 9.5x for Coeur, 6.0x for the Silver Assets and 8.6x for the pro forma combined entity.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Deutsche Bank Securities Opinion. In arriving at its fairness determination, Deutsche Bank Securities considered the results of all such analyses. The analyses were prepared for purposes of Deutsche Bank Securities providing its opinion to the Coeur Board as to the fairness of the Consideration, from a financial point of view, to Coeur and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Coeur, Asarco, Deutsche Bank Securities, their officers, directors or agents, or any other person assumes responsibility if future results are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analyses performed by Deutsche Bank Securities and is qualified by reference to the written opinion of Deutsche Bank Securities set forth as Exhibit C hereto.

     Deutsche Bank Securities is a nationally recognized investment banking firm with substantial experience in transactions similar to that contemplated by the Transaction Agreement, and Deutsche Bank Securities is familiar with Coeur and its business. Pursuant to a letter agreement dated May 6, 1999 (the "Deutsche Bank Securities Engagement Letter"), Coeur engaged Deutsche Bank Securities to act as its financial advisor in connection with the Transaction. For Deutsche Bank Securities' financial advisory services, Coeur has agreed to pay Deutsche Bank Securities (i) a fee of $100,000 upon signing the Deutsche Bank Securities Engagement Letter and (ii) a fee of $400,000 upon consummation of the Transaction. In addition, Coeur has agreed to reimburse Deutsche Bank Securities for certain out-of-pocket expenses, and to indemnify Deutsche Bank Securities against certain liabilities, including certain liabilities under the federal securities laws. Within the past two years, Deutsche Bank Securities provided financial advisory services to Coeur in connection with a potential merger transaction that was not consummated. For its services, Deutsche Bank Securities received a fee of $100,000. Coeur has no understandings with Deutsche Bank Securities as to future financial advisory services of any kind.

                    PRINCIPAL TERMS OF TRANSACTION AGREEMENT

     The following description of the Transaction Agreement is only a summary. Shareholders are encouraged to refer to the complete text of the Transaction Agreement which is attached to this Proxy Statement as Exhibit A.

     The Transaction Agreement contemplates the issuance by the Company of 7,125,000 shares of Common Stock to Asarco in exchange for the Silver Assets. The Transaction will close upon the transfer to Coeur of certificates for SVR Stock, Manquiri Interests, PASC Stock, PASC Warrants and NPMC Stock, and the issuance, in exchange, to Asarco of the shares of Common Stock (the "Closing"). The date on which the Closing occurs is the "Closing Date." It is a condition of the Transaction Agreement that the Common Stock to be issued to Asarco shall have been duly authorized for listing on the NYSE, subject only to notice of issuance, prior to the Closing Date.

PRINCIPAL REPRESENTATIONS AND WARRANTIES

     The Transaction Agreement contains a number of reciprocal representations and warranties of the Company and Asarco as to, among other things, incorporation and good standing, corporate power and authority to enter into the Transaction Agreement and perform obligations thereunder, required consents and approvals, the absence of any violations due to the execution of the Transaction Agreement and consumma-tion of the Transaction (other than compliance with HSR Act discussed below), and the absence of any finder's fees.

     Asarco specifically represents and warrants that it is the beneficial and record owner of the Silver Assets, free of liens, and that Asarco may convey good and valid title to the certificates for the SVR Stock, Manquiri Interests, PASC Stock, PASC Warrants and NPMC Stock. As to SVR, Manquiri and NPMC, Asarco, in each case, provides representations and warranties as to incorporation and good standing, power to own property and carry on business, capitalization, valid issuance of capital stock outstanding, absence of preemptive rights, financial statements and absence of material changes, use of generally accepted accounting principles, accuracy of corporate records, good and marketable title to properties and material assets, compliance with laws, environmental matters, absence of material changes, litigation, timely filing of tax returns and payment of taxes, employee relations and regulatory compliance.

     Asarco also acknowledges that the Common Stock it will acquire will not have been registered under the Securities Act of 1933 and that it is acquiring the Common Stock for its own account and for investment. Also, for a period of five years from the Closing Date Asarco must obtain the consent of Coeur to any sale and may not sell any shares of the Common Stock it will acquire to anyone other than an affiliate of Asarco or in a widely distributed public offering. See "Principal Provisions of Shareholder Agreement" for further information regarding Asarco's right of registration under the Securities Act of 1933 and related matters.

     In addition to the reciprocal representations and warranties summarized above, Coeur has also provided representations and warranties as to valid issuance of the Common Stock to be issued to Asarco and its authorization for NYSE listing, information concerning Coeur furnished to Asarco, accuracy of corporate records, good and marketable title to properties, litigation, tax matters, liabilities, compliance with laws, employee relations and environmental compliance.

     Coeur and Asarco have agreed to indemnify each other and their respective officers, directors, employees and agents against losses and liabilities, including attorneys fees, resulting from or arising out of (i) the failure of either party's representations or warranties made to each other to be true and correct in all material respects (unless they contain a materiality or knowledge qualification, then to be true and correct in all respects as so qualified), and
(ii) any material breach or alleged material breach by the other party of any of its covenants or agreements contained in the Transaction Agreement.

PRINCIPAL COVENANTS OF ASARCO.

     Pursuant to the Transaction Agreement, Asarco has agreed that from the date of the Transaction Agreement to the Closing, Asarco shall cause SVR, Manquiri and NPMC to conduct their respective operations in accordance with their ordinary and usual course of business. Asarco has agreed to cause SVR, Manquiri and NPMC to use their best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Moreover prior to the Closing, unless consented to by Coeur, or otherwise permitted by the Transaction Agreement, Asarco will cause SVR, Manquiri and NPMC not to:

     - change their respective certificates of incorporation and by-laws (or comparable governing documents) which are to be maintained in their form on the date of the Transaction Agreement;

     - enter into or materially amend any material contract or commitment, including any labor-management agreement except in the ordinary course of business;

     - authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class or any other securities or to make any other changes in their respective capital structures;

     - incur or modify any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

     - permit any of their respective material assets to be subject to any lien (other than certain permitted liens);

     - sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other person;

     - declare, pay or set aside any dividend or make any distribution with respect to, or split combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of their respective capital stock;

     - make any tax election or settle and/or compromise any material tax liability;

     - make any change in any method of accounting or auditing practice, or replace the auditors responsible for the auditing of each of SVR, Manquiri and NPMC's books, records or financial statements;

     - pay, discharge or satisfy claims, liabilities or obligations of any kind, other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports; and

     - commit or agree, whether or not in writing, to do any of the foregoing.

     Asarco has agreed not to take any action, or omit to take any action, which would cause its representations and warranties contained in the Transaction Agreement to be untrue or incorrect. During the period from the date of the Transaction Agreement to the Closing, Asarco shall cause SVR, Manquiri and NPMC to confer on a regular and frequent basis with representatives of Coeur to report material operational matters and to report the general status of ongoing operations. Asarco has agreed to cause each of SVR, Manquiri and NPMC to notify Coeur of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that they may be contemplated), adjudicatory proceedings, or submissions involving any material property of SVR, Manquiri or NPMC, or any of their subsidiaries, and to keep Coeur fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     Asarco also agreed to furnish to Coeur material information reasonably necessary, including financial statements, to assist Coeur in preparing this Proxy Statement.

PRINCIPAL COVENANTS OF COEUR.

     Pursuant to the Transaction Agreement, Coeur has agreed that from the date of the Transaction Agreement to the Closing, it shall, and it shall cause each of its subsidiaries to, conduct operations only in accordance with the ordinary and usual course of business, and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Moreover, prior to the Closing, unless consented to by Asarco, or otherwise permitted by the Transaction Agreement, Coeur will not:

     - make any material amendment of the By-Laws or Articles of Incorporation of Coeur which would be inconsistent with the principles of the Transaction Agreement or the Shareholder Agreement (none of the proposed amendments to Coeur's Articles of Incorporation are so inconsistent);

     - increase the number of directors of Coeur, which shall be limited to eleven;

     - authorize, and shall cause each of its subsidiaries not to authorize, for issuance, issuing, selling, delivering or agreeing or committing to issue, sell or deliver any stock of any class or any other securities, except for the issuance of capital stock by Coeur at fair market value for cash in aggregate value not in excess of $100,000,000 and not to make any other changes in Coeur's capital structure;

     - incur or modify, and shall cause its subsidiaries not to incur or modify, any liability or obligation of any nature, except in the ordinary course of business consistent with past practice;

     - permit, and shall cause its subsidiaries not to permit, any of their respective material assets to be subject to any lien (other than permitted liens) in excess of $100,000,000 in aggregate value;

     - sell, transfer or otherwise dispose of and shall cause each of its subsidiaries not to sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other person;

     - make, and shall cause each of its subsidiaries not to make, any capital expenditure budgets, capital expenditure or commitment therefore including approval of capital expenditure budgets or any project requiring capital expenditures in excess of $100,000,000;

     - remove or replace the Chief Executive Officer of Coeur;

     - declare, pay or set aside, and shall cause each of its subsidiaries to not declare, pay or set aside, any dividend or make distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of its capital stock;

     - increase, and shall cause each of its subsidiaries not to increase, any indebtedness for borrowed money, except current borrowings and standard lines of credit or borrowing from banks to be utilized or secured by Coeur or its subsidiaries less than $100,000,000 in aggregate consistent with past practice; provided, however, no further approval is required for debt restructuring plans currently under consideration;

     - discharge auditors when a material dispute exists in connection with the auditing of Coeur's books, records and/or financial statements;

     - pay, discharge or satisfy, and shall cause its subsidiaries not to pay, discharge or satisfy, any claims, liabilities or obligations of any kind, other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Coeur; and

     - commit or agree, whether or not in writing, and shall cause each of its subsidiaries not to commit or agree, whether or not in writing, to do any of the foregoing.

Coeur has agreed not to take any action, or omit to take any action, which would cause its representations and warranties to be untrue or incorrect. During the period from the date of the Transaction Agreement to the Closing, Coeur shall confer on a regular and frequent basis with representatives of Asarco to report material operational matters and to report the general status of ongoing operations. Coeur shall notify, and shall cause each of its subsidiaries to notify, Asarco of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submission involving any material property of Coeur or any of its subsidiaries, and to keep Asarco fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

CONDITIONS TO THE CONSUMMATION OF THE TRANSACTION

     The consummation of the Transaction is subject to certain customary conditions that must be satisfied at or prior to the Closing. These include such matters as the receipt by each party of opinions of counsel, good standing and other official certificates as to the corporate existence and qualification to do business of Coeur and its subsidiaries, and of SVR, Manquiri and NPMC and their representative subsidiaries, and copies of their governing instruments; certificates of Coeur and Asarco as to the absence of material adverse changes in the condition of Coeur and its subsidiaries, and in the condition of SVR, Manquiri or NPMC, and as to the absence of pending or threatened litigation to prohibit or restrain any part of the Transaction; applicable waiting periods under the Hart-Scott-Rodino Act have expired or been terminated and all other governmental approvals and any necessary third party consents to the consummation of the Transaction have been received or waived.

  Additional Conditions to Obligation of Coeur.

     The obligation of Coeur to consummate the Transaction is subject to satisfaction of the following additional conditions:

     - holders of a majority of the Coeur Capital Stock voting on the Transaction shall have approved the issuance of the Common Stock to Asarco for the acquisition of the Silver Assets as contemplated by the Transaction Agreement;

     - the representations and warranties of Asarco shall be true and correct in all material respects (unless they contain a materiality or knowledge qualification, then they shall be true and correct in all respects as so qualified) on and as of the Closing as though made on and as such time; and

     - all matters to be performed by Asarco prior to the Closing shall have been duly performed in all material respects.

  Additional Conditions to Obligation of Asarco.

     The obligation of Asarco to consummate this Transaction is subject to the following additional conditions:

     - holders of a majority of the Coeur Capital Stock voting on the Transaction shall have approved the issuance of the Common Stock to Asarco for the acquisition of the Silver Assets. In addition, the Coeur Board of Directors shall have approved the Shareholder Agreement and, as part of such approval, Coeur shall have taken necessary action to, among other things (i) exclude from Coeur's Shareholder's Rights Plan, Asarco's acquisition of up to 25% of the outstanding Coeur Common Stock, (ii) approve the acquisition of, and consideration paid for, the Common Stock by Asarco for purposes of any fair price provision applicable to Coeur so that no restrictions or obligations shall be imposed on Asarco thereunder, (iii) exclude Asarco from any restrictions or obligations that may be imposed by Idaho law by reason of Asarco's acquisition of up to 25% of Coeur Common Stock and (iv) determine that no adjustment to the conversion price of any outstanding securities convertible into Coeur Common Stock is required by reason of the Transaction that could increase the amount of Common Stock issued upon conversion;

     - the representations and warranties of Coeur shall be true and correct in all material respects (unless they contain a materiality or knowledge qualification, then they shall be true and correct in all respects as so qualified) on and as of the Closing as though made on and as such time;

     - Coeur shall have entered into the Shareholder Agreement;

     - all matters to be performed by Coeur prior to the Closing shall have been duly performed in all material respects. Among other matters, these include the authorization for listing on the NYSE, subject only to notice of issuance, prior to the Closing Date, of the Common Stock to be issued to Coeur.

ACCOUNTING TREATMENT AND TAX CONSIDERATION

     The acquisition of the Silver Assets by Coeur will be treated as a purchase for accounting purposes. The consummation of the Transaction will have no tax consequences to Coeur's shareholders.

TERMINATION

     The Transaction Agreement may be terminated at any time prior to Closing:

     - by either party if the Closing has not occurred by September 30, 1999, except that the right to terminate the Transaction Agreement will not be available to a party whose failure to fulfill any obligation under the Termination Agreement is the cause of a failure of the Closing before that date;

     - by Asarco, on the one hand, or Coeur, on the other hand, if there has been a material breach of any covenant, representation or warranty of Coeur or Asarco, respectively, and the breach has not been cured within 10 days following receipt by the breaching party of notice of the breach; and

     - by either party if any law or regulation makes consummation of the Transaction illegal or otherwise prohibited, or if any final judgment, conjunction, order or decree of a competent authority is entered prohibiting the Transaction.

EXPENSES

     Each party shall pay all of its own expenses relating to its performance under, and the transactions contemplated by, the Transaction Agreement, including, without limitation, the fees and expenses of its legal, financial, accounting and other advisers. However, the parties shall share equally all filing fees of either party pursuant to the HSR Act.

REGULATORY MATTERS

     The Transaction could not be consummated until the parties notified and furnished information to the Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice and the applicable waiting period requirements were satisfied. On June 24, 1999, Coeur and Asarco each filed with the FTC and the Antitrust Division a Notification and Report Form under the Hart-Scott-Rodino Act. The parties requested early termination of the
waiting period, which was granted on           , 1999.

     Notwithstanding the expiration of the waiting period under the Hart-Scott-Rodino Act relating to the Transaction, at any time before or after the completion of the Transaction, either the Antitrust Division or the FTC could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transaction. Private parties and the state attorneys general may also bring actions under the U.S. antitrust laws depending on the circumstances. Although Coeur and Asarco believe that the Transaction is legal under the U.S. antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or if such a challenge is made, that it would not be successful.

PRINCIPAL PROVISIONS OF SHAREHOLDER AGREEMENT

     Pursuant to the terms of the Transaction Agreement, Coeur and Asarco shall enter into the Shareholder Agreement upon the completion of the Transaction on the Closing Date. A summary of the terms of the Shareholder Agreement is set forth below. The complete text of the Shareholder Agreement is attached to this Proxy Statement as Exhibit B.

  Board Representation.

     Asarco shall have the right to nominate two directors for election to the Coeur Board of Directors. However, if Asarco voluntarily sells or transfers its shares of Coeur Common Stock to any person other than an affiliate and, as a result, its ownership is reduced to less than 10% of Coeur's outstanding Common Stock, it shall have the right to nominate only one director. This right shall continue so long as Asarco owns at least 1% of Coeur's outstanding Common Stock.

     Asarco's initial two nominees shall be appointed on the Closing Date. Asarco has designated Francis R. McAllister, Chairman of the Board and Chief Executive Officer of Asarco, and Kevin R. Morano, President and Chief Operating Officer of Asarco, as its initial nominees.

     Mr. McAllister, age 56, has been President and Chief Officer of Asarco since January 1998. He previously was its Executive Vice President in charge of copper operations from April 1993 until January 1998, and its Chief Financial Officer from April 1982 until April 1993.

     Mr. Morano, age 45, has been Executive Vice President and Chief Financial Officer of Asarco since January 1998. He previously was its Vice President, Finance and Chief Financial Officer from 1993 until January 1998, and general manager of Asarco's Ray Complex 1991 to 1993.

     The election of Messers. McAllister and Morano to the Board is subject to the consummation of the Transaction. Asarco has agreed to the vote for the slate of directors, including Asarco's nominees, recommended by the Coeur Board of Directors for election at any annual or special meeting called for that purpose in the future.

  Standstill Agreement.

     Asarco has agreed that for a period of five years from the Closing Date, without the consent of Coeur's Board, it shall not acquire Common Stock or other voting securities of the Company, or any rights or options to buy any of such securities, if after any such acquisition, Asarco would own more than 25% of the total voting power of all voting equity securities of Coeur.

  Registration Rights.

     Asarco has certain rights to request the registration under the Securities Act of 1933 of the shares of Common Stock it will receive in the Transaction, including any shares issued with respect to those shares by way of any stock dividend or split, or any combination of shares, merger, consolidation or other reorganization (the "Registerable Stock").

     At any time and from time to time after the Closing, upon Asarco's request for a registration of at least 1,000,000 shares of Registerable Stock, the Company must use all reasonable efforts to file a registration statement under the Securities Act of 1933 and cause it to become effective within 90 days of Asarco's request ("demand registration").

     In addition, if Coeur at any time proposes to register any of its equity securities under the Securities Act of 1933 (other than equity securities registered for an acquisition or an employee benefit plan), Coeur will give notice of the proposed filing to Asarco, which shall have the right to include Registerable Stock in the Company's filing ("piggyback registration"). If Coeur's registration statement is to cover an underwritten offering, the Registerable Stock shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriting.

     All costs, expenses and fees, except fees of Asarco's counsel, with respect to a demand registration, shall be paid by Coeur, and with respect to a piggyback registration, shall be paid by Coeur and Asarco pro rata in proportion to the offering price of the securities being sold by each.

     Coeur has also agreed to indemnify Asarco and its directors and officers, and to the extent that adequate indemnification is not available, to contribute to the payment of, any liability or expense which any of them may incur in connection with any registration, public sale or other disposition of the Registerable Shares because of any untrue statement of material fact, or any material omissions, in any prospectus, registration statement, or related documents, or any fraudulent practices by Coeur. However, Coeur will not be liable to Asarco or its directors and officers for any liability based on information presented to Coeur by Asarco or an underwriter for use in any registration statement. The registration rights and indemnities discussed above also apply to Registerable Stock held by any affiliate of Asarco.

  Certain Corporate Actions.

     Until Asarco holds less than 10% of Coeur's outstanding Common Stock as a result of voluntary sales of Registerable Shares, the following actions will require the prior written consent of Asarco: (i) approval of capital expenditure budgets and any single project requiring a capital expenditure in excess of $100,000,000; (ii) approval of any financial institution, terms and conditions and amounts with respect to any standard lines of credit or borrowings to be utilized or secured by Coeur exceeding $100,000,000; (iii) the creation of any lien in excess of $100,000,000 on the assets of Coeur or any of its subsidiaries; (iv) the discharge of auditors when a material dispute exists in connection with the auditing of Coeur's books, records or financial statements; (v) the liquidation, dissolution or general winding-up of Coeur or any material subsidiary or the filing on behalf of Coeur or any material subsidiary of any voluntary petition seeking relief under the bankruptcy laws of the relevant jurisdiction; (vi) any material change in the nature of Coeur's business from its current business of precious metals mining and other businesses directly related thereto; (vii) the issuance by Coeur of any Common Stock or other class of its Capital Stock for consideration other than cash for a value in excess of $100,000,000; (viii) any material amendment of the By-Laws or Articles of Incorporation of Coeur which would conflict with, or in any way be inconsistent with, the terms of the Shareholder Agreement; and (ix) any increase in the number of directors of Coeur above eleven.

     Asarco will be deemed to have consented to any of the above actions if (i) the action shall have been included as a specific agenda item for a meeting of Coeur's Board of Directors, (ii) the written agenda together with all relevant information relating to the proposed action shall have been delivered to Directors in advance of such meeting and (iii) at such meeting Directors nominated by Asarco vote in favor of such action. Also, no consent of Asarco will be required for any Coeur debt restructuring, including any exchange, subject to certain conditions.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENT INFORMATION

     The following unaudited pro forma combined condensed financial statements have been prepared to reflect the pro forma impact on prior periods of the acquisition of the Silver Assets from Asarco. The Silver Assets consist of
Asarco's: (i) 50% interest in Silver Valley Resources Corporation ("SVR"); (ii) 100% interest in Manquiri Minera Manquiri S.R.L., or any successor ("Manquiri");
(iii) 1.5 million shares of common stock and 500,000 share purchase warrants of Pan American; and (iv) 100% interest in NPMC Inc. ("NPMC"). This acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. The carrying values of assets and liabilities other than the mining properties, long-term intangibles and short-term investments have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase prices. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

     The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the acquisition of the Silver Assets as if it occurred on March 31, 1999. Manquiri, the Pan American shares and warrants and NPMC are, collectively, the "Other Silver Assets" in the balance sheet. The unaudited pro forma combined condensed consolidated statements of operations reflect the combined results of operations of Coeur, SVR, Manquiri and NPMC, for the year ended December 31, 1998, and for the three months ended March 31, 1999 as if the acquisition occurred on January 1, 1998 and January 1, 1999, respectively. Manquiri and NPMC are, together, the "Asarco Other Assets" in the statements of operations.

     The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent the combined condensed consolidated financial position or the results of operations which would have been attained had the acquisitions been consummated at either of the foregoing dates or which can be attained in the future. The unaudited pro forma combined condensed consolidated financial statements including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Coeur included in its annual report on Form 10-K for the year ended December 31, 1998, as amended, and its quarterly report on Form 10-Q for the three months ended March 31, 1999.

                COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                               AT MARCH 31, 1999
                                 (IN THOUSANDS)

                                                                                            UNAUDITED
                                                UNAUDITED HISTORICAL                        PRO FORMA
                                                FINANCIAL STATEMENTS                         COMBINED
                                          ---------------------------------                 CONDENSED
                                                     SILVER    OTHER SILVER    PRO-FORMA    FINANCIAL
                                           COEUR     VALLEY       ASSETS      ADJUSTMENTS   STATEMENTS
                                          --------   -------   ------------   -----------   ----------
ASSETS
Cash and cash Equivalents...............  $117,804   $   697                   $ (2,000)(A)  $116,501
Short-term investments..................     3,207                $3,091          6,209(A)   $ 12,507
Receivable and pre-payments.............     7,385     3,282                                   10,667
Inventories.............................    47,376     3,236                                   50,612
                                          --------   -------      ------       --------      --------
          Total current assets..........   175,772     7,215       3,091          4,209       190,287
Property, plant and equipment:
Property, plant and equipment (net).....    40,625     6,008                                   46,633
Mining properties:
Operational mining properties (net).....    34,206    13,873                     (7,662)(A)    46,354
                                                                                  5,937(B)
Developmental properties................    27,518                 1,468         20,637(A)     49,623
                                          --------   -------      ------       --------      --------
                                            61,724    13,873       1,468         18,912        95,977
OTHER ASSETS
Notes receivable........................     1,516                                              1,516
Debt issuance costs, net of accumulated
  amortization..........................     6,335                                              6,335
Investment in unconsolidated
  affiliate.............................    65,461                              (16,400)(B)    49,061
Other...................................     3,033                 2,359         (2,359)(A)     3,033
                                          --------   -------      ------       --------      --------
          Total.........................    76,345                 2,359        (18,759)       59,945
                                          --------   -------      ------       --------      --------
          Total assets..................  $354,466   $27,096      $6,918       $  4,362      $392,842
                                          ========   =======      ======       ========      ========

 See notes to unaudited pro forma condensed consolidated financial statements.

                COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                               AT MARCH 31, 1999
                                 (IN THOUSANDS)

                                                                                           UNAUDITED
                                               UNAUDITED HISTORICAL                        PRO FORMA
                                               FINANCIAL STATEMENTS                         COMBINED
                                        ----------------------------------                 CONDENSED
                                                    SILVER    OTHER SILVER    PRO-FORMA    FINANCIAL
                                          COEUR     VALLEY       ASSETS      ADJUSTMENTS   STATEMENTS
                                        ---------   -------   ------------   -----------   ----------
CURRENT LIABILITIES
A/P -- trade..........................  $   3,738   $   451                                $   4,189
Accrued liabilities...................     10,722       650                                   11,372
Accrued interest......................      6,556                                              6,556
Accrued salaries and wages............      3,561       187                                    3,748
Current portion of remediation
  costs...............................      2,116                                              2,116
Current portion of obligations under
  capital leases......................        243                                                243
                                        ---------   -------     -------       --------     ---------
          Total current liabilities...     26,936     1,288                                   28,224
OTHER LIABILITIES
Convertible bonds payable 6%..........     45,803                                             45,803
Convertible bonds payable -- 6.375%...     93,372                                             93,372
Convertible bonds payable -- 7.25%....    107,277                                            107,277
Other long-term liabilities...........     13,926     4,883                                   18,809
                                        ---------   -------     -------       --------     ---------
          Total long-term
            liabilities...............    260,378     4,883                                  265,261
                                        ---------   -------     -------       --------     ---------
SHAREHOLDERS' EQUITY
Capital stock -- P/S..................      7,078                                              7,078
Capital stock -- C/S..................     22,958     8,868                   $  7,125(A)     30,083
                                                                                (4,434)(B)
                                                                                (4,434)(A)
Capital surplus.......................    376,547    16,463     $ 8,463         25,080(A)    401,627
                                                                                (8,232)(B)
                                                                               (16,694)(A)
Accumulated deficit-end...............   (326,070)   (4,406)     (1,545)         2,203(B)   (326,070)
                                                                                 3,748(A)
Repurchased and non-vested shares.....    (13,190)                                           (13,190)
Unrealized gains (losses) on
  securities..........................       (171)                                              (171)
                                        ---------   -------     -------       --------     ---------
          Total shareholders'
            equity....................     67,152    20,925       6,918          4,362        99,357
                                        ---------   -------     -------       --------     ---------
          Total liabilities and
            shareholders' equity......  $ 354,466   $27,096     $ 6,918       $  4,362     $ 392,842
                                        =========   =======     =======       ========     =========

 See notes to unaudited pro forma condensed consolidated financial statements.

                COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             UNAUDITED
                                               UNAUDITED HISTORICAL                          PRO FORMA
                                               FINANCIAL STATEMENTS                           COMBINED
                                        ----------------------------------                   CONDENSED
                                                    SILVER    ASARCO OTHER    PRO-FORMA      FINANCIAL
                                         COEUR*     VALLEY       ASSETS      ADJUSTMENTS     STATEMENTS
                                        ---------   -------   ------------   -----------     ----------
FROM MINING OPERATIONS
Sales of dore and concentrate.........  $ 102,505   $14,133                                  $ 116,638
Less cost of mining operations........     97,878    14,399                    $ (838)(C)      111,439
                                        ---------   -------     --------       ------        ---------
Gross profits.........................      4,627      (266)                      838            5,199
OTHER INCOME
Interest, dividends and other.........     11,286       608                                     11,894
Income (loss) from unconsolidated
  affiliate...........................     (2,130)                                293(B)        (1,837)
                                        ---------   -------     --------       ------        ---------
Subtotal..............................      9,156       608                       293           10,057
                                        ---------   -------     --------       ------        ---------
          Total income................     13,783       342                     1,131           15,256
                                        ---------   -------     --------       ------        ---------
EXPENSES
General and administrative............     13,051       395                                     13,446
Interest..............................     13,662                                               13,662
Mining exploration....................      9,391       522                                      9,913
Write-down of mining properties.......    223,172                                              223,172
                                        ---------   -------     --------       ------        ---------
          Total expenses..............    259,276       917                                    260,193
                                        ---------   -------     --------       ------        ---------
Net income (loss) from continuing
  operations before taxes.............   (245,493)     (575)                    1,131         (244,937)
Tax (benefit) provision...............        919        10                                        929
                                        ---------   -------     --------       ------        ---------
Net loss from continuing operations...   (246,412)     (585)                    1,131         (245,866)
Preferred stock dividends.............    (10,532)                                             (10,532)
                                        ---------                                            ---------
Net loss from continuing operations
  attributable to common..............  $(256,944)                                           $(256,398)
Basic and Diluted Earnings Per Share
  Data:
  Weighted average number of share of
     common stock and equivalents used
     in calculation...................     21,899                               7,125(D)        29,024
                                        =========                                            =========
  Net loss from continuing
     operations.......................  $  (11.73)                                           $   (8.83)
                                        =========                                            =========

---------------
* Based on Coeur's audited financial statements.

 See notes to unaudited pro forma condensed consolidated financial statements.

                COEUR D'ALENE MINES CORPORATION AND SUBSIDIARIES

                CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             UNAUDITED
                                                UNAUDITED HISTORICAL                         PRO FORMA
                                                FINANCIAL STATEMENTS                          COMBINED
                                           -------------------------------                   CONDENSED
                                                     SILVER   ASARCO OTHER    PRO-FORMA      FINANCIAL
                                            COEUR    VALLEY      ASSETS      ADJUSTMENTS     STATEMENTS
                                           -------   ------   ------------   -----------     ----------
FROM MINING OPERATIONS
Sales of dore and concentrate............  $18,259   $4,648                                   $22,907
Less cost of mining operations...........   17,718    4,386                    $  (227)(C)     21,877
                                           -------   ------     --------       -------        -------
Gross profits............................      541      262                        227          1,030
OTHER INCOME
Interest, dividends and other............    1,556      215                                     1,771
Income (loss) from unconsolidated
  affiliate..............................     (471)                               (154)(B)       (625)
                                           -------   ------     --------       -------        -------
Subtotal.................................    1,085      215                       (154)         1,146
                                           -------   ------     --------       -------        -------
          Total income...................    1,626      477                         73          2,176
                                           -------   ------     --------       -------        -------
EXPENSES
Administrative...........................    2,773      169                                     2,942
Interest.................................    4,189                                              4,189
Mining exploration.......................    1,863                                              1,863
                                           -------   ------     --------       -------        -------
          Total expenses.................    8,825      169                                     8,994
                                           -------   ------     --------       -------        -------
Net income (loss) from continuing
  operations before taxes................   (7,199)     308                         73         (6,818)
Tax (benefit) provision..................       74                                                 74
                                           -------   ------     --------       -------        -------
Net loss from continuing operations......   (7,273)     308                         73         (6,892)
Preferred stock dividends................   (2,633)                                            (2,633)
                                           -------                                            -------
Net loss from continuing operations
  attributable to common.................  $(9,906)                                           $(9,525)
Basic and Diluted Earnings Per Share
  Data:
  Weighted average number of share of
     common stock and equivalents used in
     calculation.........................   21,899                               7,125(D)      29,024
                                           =======                                            =======
Net loss from continuing operations......  $ (0.45)                                           $ (0.33)
                                           =======                                            =======

 See notes to unaudited pro forma condensed consolidated financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The unaudited pro forma combined condensed consolidated financial statements reflect the issuance of Coeur Common Stock, par value $1 per share. The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16.

     The purchase price for the Silver Assets from Asarco is approximately $34.2 million and will consist of 7.125 million shares of Coeur Common Stock, including approximately $2 million of acquisition costs. The Silver Assets consist of Asarco's: (i) 50% interest in Silver Valley Resources Corporation ("SVR"); (ii) 100% interest in Manquiri Minera Manquiri S.R.L., or any successor ("Manquiri"); (iii) 1.5 million shares and 500,000 warrants in Pan American; and
(iv) 100% interest in NPMC Inc. ("NPMC").

                             PRO FORMA ADJUSTMENTS

     (A) Purchase of Assets

                                                          PRICE          TOTAL
                                      STOCK ISSUED      PER SHARE    (IN THOUSANDS)
                                    ----------------    ---------    --------------
Purchase Price....................  7,125,000 shares      $4.52         $32,205
Transaction costs.................                                        2,000
                                                                        -------
                                                                         34,205

     Allocated as follows:

                                                              OTHER
                                         SVR      MANQUIRI    ASSETS     TOTAL
                                       -------    --------    ------    -------
                                                    (IN THOUSANDS)
                                       $ 2,800    $22,105     $9,300    $34,205
Calculation of excess:
  Net equity.........................   20,925      1,468      5,450
  Percent acquired...................       50%       100%       100%
                                       -------    -------     ------
Net assets acquired..................   10,462      1,468      5,450     17,380
Allocation of excess.................   (7,662)    20,637      3,850     16,825
                                       -------    -------     ------    -------
          Total purchase
            allocation...............  $ 2,800    $22,105     $9,300    $34,205
                                       =======    =======     ======    =======

     Under the terms of the acquisition, the purchase price is 7,125,000 shares of Common Stock at an average price of $4.52 per share (the average closing price for a short period before and after the announcement of the proposed acquisition), of $32,205,000 plus approximately $2 million in direct acquisition expenses. Cash and cash equivalents have been reduced by the estimated direct expenses of the acquisition.

     Eliminates 50% ownership interest in SVR and 100% ownership interest in the other companies acquired.

     Adjusts assets to fair market value including the reduction of the carrying amount of deferred royalty to zero.

     (B) Coeur now owns 50% of SVR. After the acquisition, Coeur will also own the remaining 50% of SVR. The above adjustments represents the elimination of one-half of SVR's net loss from continuing operations, as 100% of such loss is included in SVR's historical financial statements. In addition, Coeur's current excess cost over tangible net assets of SVR of $5,937,000 will be allocated to operational mining properties.

     (C) Reflects adjustments to depletion amortization for excess cost over the tangible assets acquired. The amount of depletion is calculated and amortized over the estimated proven and probable reserves of each property. The pro forma amortization expense for the year ended December 31, 1998 is $838,000, calculated

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

as follows: $(7,662,000)/16 million ounces X 1,750,000 ounces. (The pro forma expense for the quarter ended March 31, 1999 is $277,000, calculated as follows:
($7,662,000)/16 million ounces X 475,000 ounces.)

     (D) Historical and pro forma net income per common share, which have been adjusted for preferred stock dividends, are computed by dividing adjusted net income by the number of weighted average common and common equivalent shares outstanding for the period. The shares used in the computation of net income per share on a pro forma as adjusted basis also include common stock issued in connection with this acquisition.

  Conforming and Reclassification Adjustments

     There were no material adjustments required to conform the accounting policies of the Silver Assets. Certain amounts have been reclassified to conform to Coeur's financial statement presentation.

                  DESCRIPTION OF SILVER ASSETS TO BE ACQUIRED

SILVER VALLEY RESOURCES

     Coeur will acquire the 50% interest in SVR which it does not already own. SVR owns the Coeur and Galena Mines and the Caladay property situated in the Coeur d'Alene Mining District of Idaho. It acquired those assets, effective January 1, 1995, when Coeur and Asarco transferred their respective interests in the Coeur and Galena Mines, and Coeur transferred its interest in the Caladay property, to SVR. SVR was formed for the purpose of consolidating the ownership and operation of the assets so transferred into a single entity. As a result of the transfers, Coeur and Asarco each now own 50% of SVR.

     During 1995, SVR conducted a planned underground development program that increased ore reserves at the Galena Mine. As a result of this program and increased silver prices, a decision was made by SVR on February 8, 1996 to reopen both the Galena and Coeur Mines which had been closed for several years. Underground development and exploration activities continued during 1997 and 1998.

     SVR recommenced operations at the Coeur Mine in June 1996 and continued mining existing reserves there through July 2, 1998, when operations were terminated as planned. Production was resumed at the Galena Mine in May 1997 and operations continue.

     SVR silver reserves in both the Galena and Coeur Mines have been expanded, increasing 32% in 1995, 22% in 1996 and 13% in 1997. In 1998, ore reserves at the Galena Mine increased 15%. SVR plans to continue exploratory and developmental activities at the Coeur, Galena and Caladay Mines as well as at several adjoining leased properties in the Coeur d'Alene Mining District with a view to development of new silver reserves and resources.

  Galena Mine

     The Galena Mine property consists of approximately 1,100 acres lying immediately west of the City of Wallace, Shoshone County, Idaho adjoining the Coeur Mine's eastern boundary. The property consists of 52 patented mining claims and 25 unpatented mining claims. The Galena Mine is primarily an underground silver-copper mine, and is served by two vertical shafts.

     In July 1992, Asarco, which operated the Galena Mine, suspended operations due to the then prevailing silver prices and placed the property on a care and maintenance basis to conserve ore reserves. During July 1992, silver prices averaged $4.31 per ounce. SVR resumed production at the Galena Mine in May 1997 after silver prices improved.

     Based on SVR's ore reserve estimate, proven and probable ore reserves as of January 1, 1999, at the Galena Mine totaled 1.757 million tons, averaging 18.54 ounces of silver per ton. Included in the reserves are 348,000 tons of ore containing 12.34% lead and 1.569 million tons of ore containing 0.56% copper. The SVR reserve estimate is based on a minimum mining width of 4 to 4.5 feet diluted to 5.0 feet minimum width for most silver-copper and silver-lead veins. Cutoff grade is based on the cost of breaking and producing ore, but does not include development costs and administrative overhead. The cutoff grade varies from area-to-area within the mine due to changing silver-copper ratios of the ore.

     SVR has also identified an additional 782,000 tons of mineralized material which averages 8.26 ounces of silver per ton. Included in the mineralized material are 262,000 tons containing 0.43% copper and 541,000 tons containing 5.74% lead.

     The following table sets forth information relating to total Galena Mine production during the periods indicated.

                                                                 EIGHT MONTHS        YEAR ENDED
                                                              ENDED DECEMBER 31,    DECEMBER 31,
                                                                     1997               1998
                                                              ------------------    ------------
Ore milled (tons)...........................................         80,012            176,304
Silver (ounces).............................................      1,456,201          3,260,363
Copper (pounds).............................................      1,070,954          2,234,374

     The following table sets forth the costs of production per ounce of silver (net of credit for copper byproduct) at the Galena Mine during the periods indicated. Cash costs include mining, processing, direct administration costs and smelter charges, but do not include exploration costs. SVR reduced its full costs per ounce in 1998 by $.53, an 8.9% reduction from 1997.

                                                                 EIGHT MONTHS        YEAR ENDED
                                                              ENDED DECEMBER 31,    DECEMBER 31,
                                                                     1997               1998
                                                              ------------------    ------------
Cash costs per ounce........................................        $4.74              $4.39
Depreciation, depletion and Amortization per ounce..........         1.24               1.06
                                                                    -----              -----
Total costs per ounce.......................................        $5.98              $5.45
                                                                    =====              =====

     Total capital expenditures by SVR at the Galena Mine in 1998 were $3.6 million. These expenditures were used to provide additional mine development and miscellaneous equipment. SVR plans approximately $2.7 million of mine development and equipment expenditures at the Galena Mine during 1999.

     Activities at the Galena Mine during 1998 were concentrated on shaft deepening and development activities, including exploration/development drilling that tested both internal vein targets and several exploration targets located on leased properties contiguous to the SVR holdings. Exploration results are being assessed and will require further follow up.

  Coeur Mine

     The Coeur Mine is an underground silver mine located adjacent to the Galena Mine. It consists of approximately 868 acres comprised of 38 patented mining claims and four unpatented mining claims.

     Asarco, the operator of the Coeur Mine under an earlier joint venture arrangement, suspended operations at the Coeur Mine in April 1991 due to then prevailing silver prices and placed the property on a care and maintenance basis to conserve ore reserves. Silver prices averaged $3.90 per ounce for April 1991. SVR resumed production activities at the Coeur Mine in June 1996 and, as planned, terminated operations there on July 2, 1998.

     The following table sets forth information, for the periods indicated, relating to total Coeur Mine production.

                                                          SIX MONTHS                     SIX MONTHS
                                                            ENDED         YEAR ENDED       ENDED
                                                         DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                                             1996            1997           1998
                                                         ------------    ------------    ----------
Ore milled (tons)......................................      78,067         110,579        21,968
Silver (ounces)........................................   1,666,534       1,978,513       261,266
Copper (pounds)........................................   1,407,771       1,621,345       174,414

     The following table sets forth the costs of production per ounce of silver (net of credit for copper by-product) at the Coeur Mine during the periods indicated. Cash costs include mining, processing, direct administration costs and smelter charges but do not include exploration costs.

                                                        SIX MONTHS                     SEVEN MONTHS
                                                          ENDED         YEAR ENDED        ENDED
                                                       DECEMBER 31,    DECEMBER 31,      JULY 31,
                                                           1996            1997            1998
                                                       ------------    ------------    ------------
Cash costs per ounce.................................     $3.18           $3.00           $5.34
Depreciation, depletion and amortization per ounce...       .79             .95            1.03
                                                          -----           -----           -----
Total costs per ounce................................     $3.97           $3.95           $6.37
                                                          =====           =====           =====

The increase in cash cost per ounce in the 1998 period was primarily due to the fact that, as planned, operations at the Coeur Mine were winding down and terminated on July 2, 1998.

     Based on a SVR ore resource report, Coeur estimates the mineralized material as of January 1, 1999 at the Coeur Mine totaled 370,000 tons averaging
14.53 ounces of silver per ton and 0.69% copper. Approximately 2,288 feet of exploration drilling was completed at the Coeur in 1998.

     Caladay Property

     The Caladay property adjoins the Galena Mine. Prior to its acquisition by the Company in 1991, approximately $32.5 million was expended on the property to construct surface facilities, a 5,101 ft. deep shaft and associated underground workings to explore the property. Based on SVR's analysis of existing Galena Mine underground workings and drilling results on the Galena Property, the Company believes that similar geologic conditions which exist at the Galena extend into the Caladay below the level of the current Caladay workings. In addition, the Caladay facilities may be used to benefit the Galena Mine operations, including access, ventilation and additional safety features.

MANQUIRI

     Manquiri's principal asset is the San Bartolome project, an early stage silver development property located near the city of Potosi, Bolivia, on the flanks of Cerro Rico mountain. Cerro Rico has been a world class silver region for many centuries, producing in excess of 1.5 billion ounces of silver. The San Bartolome project consists of seven distinct silver-bearing gravel deposits, or "sucu" deposits, which lend themselves to simple surface mining methods. These sucu deposits were formed as a result of erosion of the silicified silver-rich upper part of Cerro Rico.

     The mineral rights for the San Bartolome project are held through long-term joint venture lease agreements with five independent mining cooperatives. At present, 68 square kilometers of concessions (16,800 acres) are under lease. As consideration for these leases, production from San Bartolome is subject to a royalty of 1 1/2% payable to the cooperatives and 2 1/2% payable to the Bolivian state mining company, Comibol. During the current exploration stage the properties are subject to monthly lease and advance royalty payments totaling US $20,500.

     The seven sucu deposits at San Bartolome essentially surround Cerro Rico and are known as: Huachajchi, El Diablo, El Diablo East, Santa Rita, San Antonio, Paleosucu and Potosina. Most of the exploration effort thus far has been conducted on Huachajchi, and to a lesser extent, Santa Rita, El Diablo and El Diablo East.

     Measured, indicated and inferred resource estimates prepared in March 1999 by The Winters Company, Coeur's independent mining consultants, indicate that the San Bartolome property has an estimated total geologic resource of 105.6 million ounces of silver in the four sucu deposits tested, contained in 35.6 million tons of material, with an average silver grade of 3.1 ounces per ton.

     Preliminary metallurgical testwork indicates that the silver in the sucu deposits is recoverable by cyanide leaching. The Company presently believes that the San Bartolome resource is amenable to cyanidation through heap leaching. Coeur has initiated tests to determine the extent to which the material is amenable to heap leaching. Coeur understands that the heap leaching process has been successfully employed in the immediate area of the San Bartolome project on similar sucu material. Coeur believes that 70% of the estimated total resource at the San Bartolome project will be converted to proven and probable reserves within 12 to 18 months of Closing. Based upon the exploration and engineering work completed to date, the San Bartolome project is considered to have a high potential to be developed in a relatively short period of time at a production rate of about 6 million ounces of silver per year.

     Assuming the Transaction is consummated, Coeur intends to implement and carry out the following program for the first 12 months:

     - continue infill exploration and development of known deposits to improve mineral resource confidence and permit conversion to mineable reserves;

     - initiate exploration of the three untested sucu deposits;

     - perform metallurgical testing;

     - initiate and complete a feasibility study and conduct basic engineering; and

     - expand environmental baseline studies and initiate mine permitting process.

     Coeur plans to spend approximately $2 million for the first 12 months after the consummation of the Transaction. Management's goal is to be in a position to make a production decision within 12 months of the Closing Date, and to commence commercial production in approximately two to two and one-half years following consummation of the Transaction.

     The Republic of Bolivia has adopted laws and guidelines for environmental permitting that are similar to those in effect in the United States and other South American countries. A recently established State Council for the Environment (CODEMA) has responsibility to define policy, approve plans and programs, control regulatory activities and enforce compliance. The permitting process requires a thorough study to determine the baseline condition of the mining site and surrounding area, an environmental impact analysis, and proposed mitigation measures to minimize and offset the environmental impact of mining operations. Asarco has conducted several studies to date and has prepared an environmental audit as part of the permitting process, which has not yet been submitted to the regulatory authorities. Coeur will continue with the permitting process and concurrently will commence feasibility study activities after the Closing of the Transaction. Coeur does not believe that there will be any significant environmental issues at San Bartolome.

     The San Bartolome project involves risks that are inherent in any mining venture, as well as particular risks associated with the location of the project. The resource estimates indicated by the geologic studies performed to date are preliminary in nature and may differ materially after further development and metallurgical testing is completed. Also, managing mining projects in the high plateau areas of Bolivia, where Cerro Rico is located, present logistical challenges. The political and cultural differences of a foreign country may also present challenges.

     In addition to the San Bartolome project, Manquiri holds two gold exploration properties in the Potosi province. Geological mapping, trenching and sampling have been complete on the Khory Huasi property, which is located 150 kilometers southwest of Potosi and drill targets have been defined. The Poconota property is located near Khory Huasi, but is at an early stage of exploration. Coeur has no present plans for the exploration of these properties.

PAN AMERICAN INTERESTS

     The Pan American interests to be acquired by Coeur consist of 1,000,000 shares of PASC Stock owned by Asarco, 500,000 shares of PASC Stock owned by NPMC and the PASC Warrants to purchase 500,000 shares of Pan American common stock also owned by NPMC. In addition, Coeur will acquire a 20% net earnings life-of-mine royalty interest, owned by NPMC, in the Quiruvilca Mine in northern Peru.

     Pan American is a Vancouver, Canada, based silver mining, development and exploration company. Its assets include the Quiruvilca Mine in northern Peru which produced 3.1 million ounces of silver in 1998, and the Dukat silver development property in Russia. Pan American also has silver development properties in Mexico and has silver exploration programs in Peru, Bolivia, Russia and Canada.

     Pan American's common stock is traded on the Toronto Stock Exchange and the NASDAQ National Market. There are no restrictions on the transfer or sale of the 1,500,000 shares to be acquired by Coeur. However, Coeur has no present intention to sell the PASC Stock.

     In 1998, Pan American's common stock traded on the Toronto Stock Exchange at a high of CDN $16.80, and a low of CDN $7.35, and in 1999 through June 10, at a high of CDN $9.65 and a low of CDN $7.00. The last sale on June 10, 1999 was at CDN $7.70. The average daily trading volume in 1999, through June 10, on the Toronto Stock Exchange has been 23,841 shares. Based on current currency exchange rates, one Canadian dollar is the equivalent of approximately 0.678 U.S. dollar.

     In 1998, Pan American's common stock traded on the NASDAQ National Market at a high of US $11.63, and a low of US $4.81, and in 1999 through June 10, at a high of US $6.44 and a low of US $4.50. The last sale on June 10, 1999 was at US $5.39. The average daily trading volume in 1999, through June 10, on the NASDAQ National Market has been 103,858 shares.

     In view of the number of shares of PASC Stock to be acquired by Coeur and the current trading volume, any disposition of those shares in normal trading could adversely affect the prices that might be obtained by Coeur. It is possible that a block discount could be applied given the substantial overhang if Coeur wished to sell. No representation can, of course, be made as to the prices that Coeur might obtain upon the sale of any of its shares of the PASC Stock.

     The PASC Warrants are exercisable for 500,000 shares of Pan American common stock at a price of U.S. $5.17 per share. The PASC Warrants expire on December 31, 1999 and are not publicly traded securities. Coeur's intentions with respect to the exercise of the PASC Warrants will depend on the relationship of the exercise price and the market price for Pan American common stock, transaction costs, restrictions on the sale of the shares issued upon an exercise of the PASC Warrants, and other factors.

NPMC ROYALTY INTEREST

     NPMC owns a 20% net earnings life-of-mine royalty from Pan American with respect to the Quiruvilca Mine. However, the royalty is calculated in such a manner that Pan American has historically been able to allocate sufficient costs to the mine so that the royalty payments have been deminimus. Coeur has placed no value on the royalty for purposes of the Transaction.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED ISSUANCE OF COMMON STOCK IN EXCHANGE FOR THE SILVER ASSETS OF ASARCO.

                PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION
                            (PROPOSALS 3 THROUGH 7)

     On March 9, 1999, the Company's Board of Directors approved the Restated and Amended Articles of Incorporation of the Company that are set forth as Exhibit E to this Proxy Statement. The Board took that action for two reasons. First, the Idaho Business Corporation Act was substantially amended, effective July 1, 1997, (the "New Idaho Act") and the Company's current Articles of Incorporation contain provisions that are inconsistent with the New Idaho Act, thereby rendering amendments appropriate. Second, the proposed restated Articles consolidate and simplify the numerous amendments and superseded documents that have been filed since 1928.

     In addition to approving the Restated and Amended Articles of Incorporation, the Board directed management to seek shareholder approval at the Annual Meeting of those amendments that are required to be approved by shareholders under the New Idaho Act. That Act requires that the amendments to the articles be approved by the holders of a majority of the shares of Common Stock and MARCS, voting as a single class, in person or by proxy, at the Annual Meeting. In addition, Proposal No. 4 requires the approval of the holders of a majority of the outstanding MARCS. The proposed amendments will become effective upon the filing of the Restated and Amended Articles of Incorporation with the Idaho Secretary of State, which the Company plans to do promptly after the Annual Meeting.

     Exhibit D to this Proxy Statement sets forth the current Articles of Incorporation of the Company, as restated to set forth the existing provisions in one updated document. Exhibit E to this Proxy Statement sets forth the proposed Restated and Amended Articles of Incorporation. Exhibit E is marked to identify the changes made in comparison to Exhibit D. Shareholders are being asked at the Annual Meeting to separately vote on each of the proposed amendments containing substantive changes to the current articles and also to vote on the remaining proposed amendments which are not substantive in nature and as to which there are no reasonable grounds for disapproval. (For example, the proposed amendment to Article III of the Restated and Amended Articles of Incorporation sets forth the current address of the Company's headquarters in Coeur d'Alene, Idaho, rather than its prior address in Wallace, Idaho, where it was headquartered when the Company was incorporated.)

     The Restated and Amended Articles of Incorporation that are set forth in Exhibit B contain fewer provisions than are contained in the current Articles of Incorporation that are set forth in a restated form in Exhibit D because of the deletion of five of the existing articles that are no longer called for by the New Idaho Act. The following list should be of assistance in identifying the changes made in the proposed Restated and Amended Articles of Incorporation:

EXISTING      NEW
 ARTICLE    ARTICLE
NUMBER IN  NUMBER IN
EXHIBIT D  EXHIBIT E                          NATURE OF CHANGE
---------  ---------                          ----------------
    I          I        No change
   II         --        Deleted
   III        III       Non-substantive change: New street address of Company's
                        registered office and name of registered agent required by the New Idaho Act
   IV         --        Deleted
    V         --        Deleted
   VI         II        Substantive change: Increase in authorized number of shares of Common and Preferred Stock
   VII        IV        Non-substantive change: Name and address of each of the
                        Company's original incorporators as called for by the New
                        Idaho Act
  VIII        --        Deleted
   IX          V        No change
    X         VI        Substantive change: Change language regarding the limitation of director liability to conform with the New Idaho Act
   XI         --        Deleted
   --         VII       Substantive change: New provision relating to director
                        indemnification as permitted under the New Idaho Act

     The following five proposals to be voted on by shareholders are described below: (i) the amendment of Article II of the proposed Restated and Amended Articles of Incorporation increasing the authorized number of shares of the Company's Common Stock; (ii) the Amendment of Article II of the proposed Restated and Amended Articles of Incorporation increasing the authorized number of shares of the Company's Preferred Stock, (iii) the amendment of Article VI of the proposed Restated and Amended Articles of Incorporation changing the language relating to the limitation of director liability to conform with the New Idaho Act; (iv) the adoption of Article VII of the proposed Restated and Amended Articles of Incorporation setting forth a new provision relating to the indemnification of directors that is permitted under the New Idaho Act; and (v) amendments to Articles III and IV of the proposed Restated and Amended Articles of Incorporation setting forth non-substantive changes relating to the address of the Company's registered office and registered agent and the names and addresses of the Company's original incorporators. No change has been proposed to Articles I and V of the Restated and Amended Articles of Incorporation.

                           PROPOSALS NO. 3 AND NO. 4

PROPOSED AMENDMENTS TO ARTICLE II OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL NO. 3) AND PREFERRED STOCK (PROPOSAL NO. 4)

     Proposal No. 3 calls for an amendment to Article II of the proposed Restated and Amended Articles of Incorporation increasing the number of authorized shares of the Company's Common Stock from 60 million to 125 million shares. Proposal No. 4 calls for an amendment to Article II of the proposed Restated and Amended Articles of Incorporation increasing the number of authorized shares of Preferred Stock of the Company from 10 million to 20 million shares.

     Of the 60 million currently outstanding shares of Common Stock, approximately 21.9 million shares are outstanding. Approximately 20.5 million shares have been reserved for possible issuance for: (i) the conversion of the MARCs, (ii) the conversion of outstanding Convertible Subordinated Debentures and (iii) the Company's stock option and incentive plans. This leaves approximately 17.6 million unissued, unreserved, authorized shares of Common Stock available for future issuance. Of the 10 million currently authorized shares of Preferred Stock, approximately 7.08 million shares of MARCs are outstanding and approximately 443,000 shares of Series A Junior Preferred Stock are reserved for issuance in the event of the exercise of rights under the shareholder rights plan attaching to the shares of Common Stock. This leaves approximately 2.48 million unissued, unreserved, authorized shares of Preferred Stock available for issuance in the future.

     COMMON STOCK. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is essential to provide for the Company's future growth and financial stability and is in the best interests of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares of Common Stock to allow for future financing and recapitalization transactions, acquisitions of other mining companies or properties, implementation of stock option and other employee benefit plans and other proper business purposes. Certain circumstances require prompt attention which may not allow the necessary time to seek shareholder approval to authorize additional shares. The Board of Directors believes that it is important for it to have the flexibility to act promptly in the best interests of shareholders in connection with such circumstances. As discussed above under Proposal No. 2, the Company proposes to issue 7,125,000 shares of the Company's Common Stock in exchange for certain assets of another corporation. Other than as discussed under Proposal No. 2 above, no agreements or understandings have been reached with respect to any issuances of Common Stock, but the Board of Directors believes it is essential that the proposed increase in the number of authorized shares of Common Stock be approved so that it can act promptly in the best interests of shareholders.

     PREFERRED STOCK. The Board of Directors also believes that the proposed increase in the number of authorized shares of Preferred Stock is in the best interests of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares of Preferred Stock for issuance in connection with possible future financing transactions and acquisitions of other mining properties. Certain circumstances require prompt attention which may not allow the necessary time to seek shareholder approval to authorize additional shares. For example, if the owner of a mining property that the Company desires to acquire would be willing to receive capital stock in exchange for the property but insists upon a fixed return on its investment, a new class of Preferred Stock with the appropriate dividend rate could be established. The use of a new class of Preferred Stock or convertible Preferred Stock would be more advantageous to the Company than a debt or convertible debt security that would require a fixed maturity and repayment date. The current number of authorized shares of Preferred Stock available for any such purpose is very low and would probably not permit the establishment of the necessary new class of Preferred Stock to complete a favorable transaction.

     The additional shares of Common Stock and Preferred Stock sought by the proposed amendments would be available for issuance without further action by shareholders, unless such action would be required by applicable law or the rules of the New York Stock Exchange. Generally, the New York Stock Exchange rules require shareholder approval of proposed issuances of additional shares which would result in an increase of 20% or more in the number of shares of Common Stock outstanding before any such proposed issuance, subject to exemptions for certain public and private offerings for cash.

     Although the Board of Directors' purpose for seeking increases in the number of authorized shares of Common and Preferred Stock is not intended for anti-takeover purposes, it should be noted that the unauthorized but unissued shares of Common Stock or Preferred Stock, if issued, could be used by incumbent management to make more difficult and thereby discourage an attempt to acquire control of the Company even though shareholders of the Company might deem such an acquisition of the Company desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter or amend provisions of the Company's Articles of Incorporation. To the extent that it would impede any such attempts, the issuance of additional shares of Common Stock or Preferred Stock following effectiveness of the proposed amendments could potentially serve to perpetuate existing management. The potential for the use of additional authorized shares of Preferred Stock for anti-takeover purposes would be greater than in the case of the Common Stock, because the Board of Directors would have the authority to create one or more classes of Preferred Stock with such special rights (including voting rights), preferences, restrictions, qualifications and limitations as the Board of Directors could designate. As stated above, however, the Company is not proposing the increases in authorized capital stock for anti-takeover purposes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 3 INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60 MILLION TO 125 MILLION SHARES.

     THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 4 INCREASING THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK FROM 10 MILLION TO 20 MILLION SHARES.

                                 PROPOSAL NO. 5

PROPOSED AMENDMENT OF ARTICLE VI OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION RELATING TO THE LIMITATION OF DIRECTOR LIABILITY

     This proposal seeks to implement the permissible limitation of director liability set forth in the New Idaho Act. Article VI of the proposed Restated and Amended Articles of Incorporation, which limits the liability of a director to the Company or its shareholders for monetary damages under the circumstances enumerated in the New Idaho Act, is proposed to be amended to set forth the same language that is used in that Act. The purpose of the provision is to limit, to the extent permitted under the Idaho statute, the liability of a director to the Company or its shareholders for monetary damages.

     Under the Idaho Business Corporation Act that was in effect prior to the effectiveness of the New Idaho Act (the "Old Idaho Act"), as reflected in
Article X of Exhibit D, the elimination of personal liability related only to breaches of fiduciary duty and provided that the liability would not be eliminated for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the making of unlawful dividends or distributions of assets to shareholders in violation of the Old Idaho Act, or (iv) any transaction from which the director derived an improper personal benefit. Under the New Idaho Act, as reflected in Article VI of Exhibit E, the elimination of personal liability is applicable to any action taken, or any failure to take any action, as a director, except that such liability will not be eliminated for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) intentional infliction of harm on the Company or the shareholders, (iii) the making of unlawful dividends or distributions to shareholders in violation of the New Idaho Act, or
(iv) an intentional violation of criminal law. Existing Article X of the current Articles of Incorporation in Exhibit A uses the precise language set forth in the Old Idaho Act provision, while Article VI of the proposed Restated and Amended Articles of Incorporation in Exhibit B uses the precise language set forth in the New Idaho Act provision.

     The current article eliminates director liability, subject to the enumerated exceptions, relating only to breaches of fiduciary duty, while the proposed new article eliminates director liability, subject to the enumerated exceptions, for director liability relating to any action taken or failed to be taken, regardless of the nature of the duty involved. The articles enumerated under the old and proposed new provisions are substantially similar; provided, however, that the proposed new article does not expressly prohibit liability elimination for breach of a director's duty of loyalty.

     In order for the article relating to the permissible limitation of liability of directors to be legally enforceable, the Company believes that the language used in the provision should be the same as the language set forth in the applicable provision of the New Idaho Act. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT OF ARTICLE VI OF THE PROPOSED RESTATED AND AMENDED ARTICLES OF INCORPORATION REVISING THE LANGUAGE RELATING TO THE LIMITATION OF DIRECTOR LIABILITY.

                                 PROPOSAL NO. 6

PROPOSED APPROVAL OF ARTICLE VII OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION RELATING TO DIRECTOR INDEMNIFICATION

     This proposal provides for the mandatory indemnification of directors, as permitted under the New Idaho Act, in order to enhance the Company's ability to attract and retain qualified members of its Board. Proposed new Article VII of the Restated and Amended Articles of Incorporation in Exhibit E provides for the Company's obligatory indemnification of directors as permitted under the New Idaho Act. Under the Old Idaho Act, a corporation's Articles of Incorporation were not expressly permitted to include such a provision. However, the New Idaho Act specifically permits inclusion of a provision authorizing mandatory indemnification of a director, except with respect to liability for (i) receipt of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) an unlawful dividend or distribution of assets to shareholders in violation of the New Idaho Act, or (iv) an intentional violation of criminal law. Inclusion of the proposed new provision in the Restated and Amended Articles of Incorporation assures that directors of the Company will be entitled to the maximum indemnification rights permitted under Idaho law.

     The New Idaho Act permits, but does not require, a corporation to indemnify its directors against liability in a proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interest of the corporation, and in all cases, that his conduct was at least not opposed to the best interest of the corporation; and (iii) in the case of any criminal proceeding, he had not reasonable cause to believe his conduct was unlawful. That indemnification provision is substantially similar to that provided under the Old Idaho Act; provided, however, that the New Idaho Act specifically authorizes a corporation to make obligatory the permissive indemnification provisions in advance of the conduct giving rise to the request for assistance. The Board of Directors believes that the proposed provision authorizing mandatory indemnification, subject to the enumerated exceptions, in accordance with the New Idaho Act would enhance the Company's ability to attract and retain qualified individuals to serve as directors of the Company. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ADOPTION OF ARTICLE VII OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION OF THE COMPANY.

                                 PROPOSAL NO. 7

PROPOSED APPROVAL OF ARTICLES III AND IV OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION SETTING FORTH NON-SUBSTANTIVE CHANGES

     The above three proposals relate to Articles II, VI and VII of the proposed Restated and Amended Articles of Incorporation of the Company. Articles I and V of the proposed Restated and Amended Articles of Incorporation contain no change from the comparable provisions of the existing Articles of Incorporation (except that the number of Article V of the proposed Restated and Amended Articles of Incorporation is numbered Article IX in the current Articles of Incorporation). The remaining two provisions of the proposed Restated and Amended Articles of Incorporation, which are Articles III and IV, involve changes that are not substantive in nature and with respect to which there are no reasonable grounds for disapproval. Accordingly, the proposed amendments to both provisions are being presented to shareholders for their approval in one proposal.

     Article III of the proposed Restated and Amended Articles of Incorporation sets forth the new street address of the Company's registered office and the name of its registered agent as called for by the New Idaho Act. Article IV of the proposed Restated and Amended Articles of Incorporation sets forth the name and address of each of the Company's original incorporators as called for the New Idaho Act. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AMENDMENTS TO ARTICLES III AND IV OF THE RESTATED AND AMENDED ARTICLES OF INCORPORATION OF THE COMPANY SETTING FORTH NON-SUBSTANTIVE CHANGES CALLED FOR BY THE NEW IDAHO ACT.

                                SHARE OWNERSHIP

     The following table sets forth information, as of July 9, 1999, concerning the beneficial ownership of the Company's Common Stock by shareholders known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock or MARCS, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                                  COMMON STOCK                        MARCS               PERCENT
                                          -----------------------------    ---------------------------      OF
                                             SHARES                           SHARES                       TOTAL
                                          BENEFICIALLY      PERCENT OF     BENEFICIALLY    PERCENT OF     VOTING
                                             OWNED          OUTSTANDING       OWNED        OUTSTANDING     POWER
                                          ------------      -----------    ------------    -----------    -------
Franklin Resources, Inc.(1).............   1,622,108           7.41%          695,000          9.82        7.99%
MacKay-Shields Financial
  Corporation(2)........................   1,155,970           5.28         1,203,716         17.00        8.14
Ryback Management Corp.(3)..............   1,084,538           4.95         1,313,000         18.55        8.27
Dennis E. Wheeler.......................     205,460(4)(5)      .94                --            --         .71
Joseph C. Bennett.......................       5,851(4)(5)        *                --            --           *
James J. Curran.........................      20,350(4)(5)      .10                --            --           *
James A. McClure........................       3,201(4)(5)        *                --            --           *
Cecil D. Andrus.........................       2,954(5)           *                --            --           *
John H. Robinson........................       1,049(5)           *                --            --           *
Robert E. Mellor........................         100              *                --            --           *
Timothy R. Winterer.....................       1,000(4)           *                --            --           *
All executive officers and nominees for
  director as a group (15 persons)......     263,730(5)        1.20                --            --         .91

---------------
(*) Holding constitutes less than .10% of the outstanding shares.

(1) Franklin Resources, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Of the above shares of Common Stock, 574,070 shares may be acquired upon the conversion of MARCS, 39,108 shares may be acquired upon the conversion of the Company's 6% Convertible Subordinated Debentures Due 2002 and 1,800,930 shares may be acquired upon conversion of the Company's 6 3/8% Convertible Subordinated Debentures Due 2004.

(2) MacKay-Shields Financial Corporation is an investment advisory firm. Its address is 9 West 57th Street, New York, NY 10019. Of the above shares of Common Stock, 994,270 shares may be acquired upon the conversion of MARCS.

(3) Ryback Management Corporation is an investment advisory firm. Its address is 7711 Carondelet Ave., Suite 700, St. Louis, MO 63105. All of the shares of Common Stock reported above may be acquired upon conversion of MARCS.

(4) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(5) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan or its 1995 Non-Employee Directors' Stock Option
    Plan: Dennis E. Wheeler -- 156,589 shares; Joseph C. Bennett -- 2,851 shares; James J. Curran -- 20,250 shares; James A. McClure -- 2,851 shares; Cecil D. Andrus -- 2,854 shares; John H. Robinson -- 949 shares; and all executive officers and directors as a group -- 205,462 shares.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program (the "Program") was approved by the shareholders in 1989. Hewitt Associates, a leading, independent executive compensation consulting firm has rendered advice since the original plan was approved by shareholders on the structure of an executive compensation program which provides incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. During 1995, the Program was reviewed by Towers Perrins, an independent executive compensation firm, and Hewitt Associates. As a result, the Compensation Committee revised the Program to remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders' interests. The Company believes the Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee works with the independent consultants and with the Chief Executive Officer to assure that the Program meets the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation, including executives salaries.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation, and 3) long-term incentive compensation. The Program is performance based. For the year 1998, 75% of each executive's annual incentive compensation was determined by the Company's overall performance relative to predetermined goals established by the Board of Directors, and the remaining 25% was determined by the executive's performance relative to his predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Fifty percent of each executive's long-term incentive compensation is based upon the Company's total return to shareholders compared to a mining industry peer group and the remaining 50% consists of stock options which align the executive's compensation with shareholder interests.

COMPENSATION PROGRAM SUMMARY

     Under the Program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 1998, Hewitt Associates reviewed executive compensation and the target levels. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual's level of responsibility and impact on overall Company performance. In 1998, 75% of the AIP target award value was based on financial performance of the Company and 25% was based on the individual officer's performance. The Program's Long-Term Incentive Plan (the "LTIP") is based upon a four-year performance period. The Program's long-term incentives include options granted under the LTIP and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. In 1998, all long-term incentive awards under the LTIP and LTPSP directly related to Company performance.

     As of July 9, 1999, a balance of 261,189 shares of the 857,000 shares of Common Stock authorized under the program since 1989 remained available to underlie awards that may be granted in the future under the Program. Options for a total of 54,920 shares were granted to all participants in the Program in 1998.

     The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year were $404,878 in 1998 compared to $676,938 in 1997 and their total annual compensation was $1,025,706 in 1998 compared to $1,072,353 in 1997.

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year for services rendered during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                           -----------------------------------
                                                                                    AWARDS
                                             ANNUAL COMPENSATION           -------------------------   PAYOUTS
                                     -----------------------------------                    SHARES     -------
                                                            OTHER ANNUAL   COMMON STOCK   UNDERLYING    LTIP      ALL OTHER
                                      SALARY      BONUS     COMPENSATION     AWARD(S)      OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)(1)(2)       ($)            $(3)         (#)(4)     ($)(5)       ($)(6)
---------------------------   ----   --------   ---------   ------------   ------------   ----------   -------   ------------
Dennis E. Wheeler...........  1998   $407,638   $204,645            --             --       42,569          --      48,004
  Chairman, President &       1997    394,417    330,472            --          3,852      119,984     $22,952      38,005
  Chief Executive Officer     1996    378,710    145,304            --             --       32,068      64,391      39,739
Robert Martinez(7)..........  1998    208,243     81,555            --             --       16,735          --      19,472
  Senior Vice-President --    1997    155,433     85,913            --            474       15,485       2,825      14,024
  Chief Operating Officer     1996    132,823     23,730            --             --        2,604       9,510      13,955
Robert T. Richins(8)........  1998    143,179     40,996            --             --        3,739          --      13,123
  Vice President --           1997     86,500     68,136            --             --        1,755          --         358
  Environmental &             1996         --         --            --             --           --          --          --
  Governmental Affairs
James K. Duff(9)............  1998    138,921     32,715            --             --        3,268          --      14,337
  Vice President --           1997    130,000     53,243            --             --        7,462          --      11,893
  Business Development        1996    111,600     19,491            --             --        1,950          --      10,674
Paul B. Valenti (10)........  1998    127,725     44,967            --             --        5,139          --      11,446
  Vice President --
  Operations                  1997     36,692     17,297            --             --        2,169          --          --
                              1996         --         --            --             --           --          --          --

---------------
 (1) Annual incentive payments under the AIP are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. Commencing in 1996, 75% of the award value is based on overall Company financial performance and 25% is based on the participant's individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets. The amounts reported above for 1996, 1997 and 1998 were paid in March 1997, March 1998 and March 1999, respectively.

 (2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

 (3) Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $4.625 per share closing price of the shares on the New York Stock Exchange on December 31, 1998) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at

     December 31, 1998 were as follows: Dennis E. Wheeler -- 15,445 shares ($71,433) and Robert Martinez -- 2,011 shares ($9,301). Dividends on restricted shares are remitted to each executive as paid by the Company.

 (4) Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP with respect to each of the respective years. The options granted with respect to 1998 performance were granted in March 1999. The options granted with respect to 1997 performance include
     (i) a grant of options in July 1997 in recognition of the fact that historical cash compensation had fallen below industry norms, (ii) the customary grant of options in March 1998 and (iii) a grant of options in September 1998.

 (5) Reports cash payouts (not awards) under the LTIP. Payments are made under the LTIP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1995 and are based on the performance period ending December 31, 1998. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTIP.

 (6) Includes the Company's contributions to its Defined Contribution and 401K Retirement Plan (the "Retirement Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). All full-time employees participate in the Retirement Plan. The amount of the Company's annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation; however for the years 1996, 1997 and 1998, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 10% of compensation, subject to a maximum contribution of $10,000. The Company contributes an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan begin vesting after one year of employment and are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Retirement Plan that is restricted due to restrictions under ERISA. In 1998, Messrs. Wheeler, Martinez, Richins, Duff and Valenti were credited with Company contributions of $12,800, $12,800, $10,566, $12,800, and $11,446, respectively, under the Retirement Plan. In 1998, Messrs. Wheeler, Martinez, Richins and Duff were credited with $30,021, $6,562, $2,557 and $1,537, respectively, pursuant to the
     Supplemental Retirement Plan. The amounts of all other compensation reported in the above table also include "above-market" interest earnings on deferred compensation that is accrued under the Company's Supplemental Retirement Plan. "Above-market" interest earnings on deferred compensation is the excess of such interest over 120% of the applicable federal long-term rate, with compounding, as prescribed under the Internal Revenue Code. In 1998, the amounts of above-market interest earnings accrued for the benefit of Messrs. Wheeler and Martinez amounted to $5,183 and $110, respectively.

 (7) Prior to his appointment as Senior Vice President -- Chief Operating Officer on May 15, 1998, Mr. Martinez served as Vice
     President -- Operations from April 1 1997 to May 15, 1998, as Vice President -- Engineering, Operational Services and South American Operations of the Company from January 1, 1997 to March 30, 1997, and as Vice President and General Manager of the Company's subsidiary, Rochester Coeur, Inc., from August 13, 1988 to December 31, 1996.

 (8) Prior to rejoining Coeur d'Alene Mines Corporation as Vice
     President -- Environmental Services and Governmental Affairs in April 1995, Mr. Richins was a consultant for the Company. He had previously held that position until 1994, when he formed his own consulting firm. He initially joined Coeur d'Alene Mines in 1986 and was the head of environmental services.

 (9) Prior to his appointment as Vice President -- Business Development in 1996, Mr. Duff held the position of Director of New Business Development. He has been with the Company since March 1990.

(10) Prior to his appointment as Vice President -- Operations on May 29, 1998, Mr. Valenti served as Vice President -- Engineering Services since September 1997. Prior to September 1997, Mr. Valenti was Vice President of Operations and Development for USMX, Inc.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted under the LTIP in March 1999 for services rendered in 1998 and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE AT
                               ---------------------------------------------             ASSUMED ANNUAL RATES OF
                                  NUMBER OF        % OF TOTAL                           STOCK PRICE APPRECIATION
                                   SHARES        OPTIONS GRANTED                           FOR OPTION TERM(4)
                                 UNDERLYING       TO EMPLOYEES     EXERCISE    -------------------------------------------
                               OPTIONS GRANTED      IN FISCAL        PRICE     EXPIRATION
NAME                               (#)(1)            YEAR(2)       ($/SH)(3)      DATE      0%      5%($)        10%($)
----                           ---------------   ---------------   ---------   ----------   ---   ----------   -----------
Dennis E. Wheeler............      42,569             41.92         2.8683      03/09/09    $ 0       76,697       194,613
Robert Martinez..............      16,735             16.48         2.8683      03/09/09      0       30,151        76,507
Robert T. Richins............       3,739              3.68         2.8683      03/09/09      0        6,737        17,094
James K. Duff................       3,268              3.22         2.8683      03/09/09      0        5,888        14,940
Paul B. Valenti..............       5,139              5.06         2.8683      03/09/09      0        2,259        23,494
All Shareholders (5).........                                                                 0   39,454,751   100,113,939
Named Executive Officers'
  Gains as a % of All
  Shareholder Gains..........                                                                 0          .33           .33

---------------
(1) The options include nonqualified and incentive stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 101,554 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 21,898,624 shares of Common Stock outstanding on March 17, 1999.

     The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1998. No options were exercised during 1998 by such persons.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                  NUMBER OF SHARES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                 OPTIONS AT FY-END            IN-THE-MONEY
                              SHARES ACQUIRED                           (#)             OPTIONS AT FY-END ($)(1))
                                ON EXERCISE        VALUE            EXERCISABLE/              EXERCISABLE/
NAME                                (#)         REALIZED ($)       UNEXERCISABLE              UNEXERCISABLE
----                          ---------------   ------------   ----------------------   -------------------------
Dennis E. Wheeler...........        --              --            142,980/135,594                 $0/0
Robert Martinez.............        --              --              15,025/17,169                  0/0
Robert T. Richins...........        --              --                    0/1,755                  0/0
James K. Duff...............        --              --                2,009/7,403                  0/0
Paul B. Valenti.............        --              --                    0/2,169                  0/0

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

     The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) made in March 1999 for services rendered in 1998 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1996, 1997 and 1998 are reported above under the Long-Term Compensation Payouts column of the Summary Compensation Table.)

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                         NUMBER OF                           ESTIMATED FUTURE-PAYOUTS UNDER
                                       SHARES, UNITS     PERFORMANCE OR      NON-STOCK PRICE BASED PLANS(2)
                                         OR OTHER         OTHER PERIOD       -------------------------------
                                          RIGHTS       UNTIL MATURATION OR   THRESHOLD    TARGET    MAXIMUM
NAME                                      (#)(1)             PAYOUT             (#)         (#)       (#)
----                                   -------------   -------------------   ----------   -------   --------
Dennis E. Wheeler....................     45,669        01/01/99-12/31/02      22,835     45,669     68,504
Robert Martinez......................     17,953        01/01/99-12/31/02       8,977     17,953     26,930
Robert T. Richins....................      4,011        01/01/99-12/31/02       2,006      4,011      6,017
James K. Duff........................      3,506        01/01/99-12/31/02       1,753      3,506      5,259
Paul B. Valenti......................      5,513        01/01/99-12/31/02       2,757      5,513      8,270

---------------
(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the relative performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, John H. Robinson and Robert E. Mellor. The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on the Company's performance and to a lesser extent individual performance. The Company and the Committee at least annually receive the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the Company's Executive Compensation Program. In addition, the Committee also receives information from other mining company compensation studies. Compensation of the Company's executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

     Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1998 included objectives relating to the operation, management and growth of the Company. Accordingly, the Compensation Committee reviews the executive's performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 1998, 75% of the target award value was based on financial performance of the Company and 25% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers employed at the end of 1998 were $404,878 in 1998 compared to $676,938 in 1997.

     Long-term incentive awards under the Plan consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 25% is allocated to stock options granted under the LTIP and 75% is allocated to performance shares awarded under the LTPSP.

     Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the Common Stock on the date of grant. Stock options granted with respect to 1997 included (i) a grant of options in September 1998 based on performance in 1997 and (ii) a grant of options in March 1999 based on performance in 1998. As of March 17, 1999, nonqualified stock options and incentive stock options to purchase a total of 482,294 shares of Common Stock at an average exercise price of $12.23 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 120% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). The companies in the Comparable Group are ASARCO, Inc., Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Co., Homestake Mining Co., Placer Dome, Inc. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     Payments made in March 1999 under the AIP are based on 1998 performance. As stated above, 75% of an AIP award is based on the prior year's growth of the Company's total assets and cash flow return on investment and 25% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 1999 AIP award to the Company's Chairman/President/CEO, the award was based on 1998 performance and reflected the following Company performance accomplishments in 1998: (i) the leadership demonstrated in the formulation of Coeur's silver strategy that has led to the Asarco Transaction; (ii) the fact that the Company recorded a gross profit (i.e., the excess of revenues from the sale of concentrates and dore over the cost of mine operations) of $4.6 million in the year ended December 31, 1998, compared to a gross loss (i.e., the excess of the cost of mine operations over revenues from the sale of concentrates and dore) in the year ended December 31, 1997, despite a $36.94 per ounce decline in the average price of gold in 1998 compared to 1997; (iii) although the Company recorded a $121.5 million impairment write-down of the Kensington project at December 31, 1998, the Company substantially completed a Kensington project optimization study in the fourth quarter of 1998 designed to reduce capital and operating costs, as a result of which the Company now estimates that assuming it is able to obtain the necessary permit modifications and decides to go forward with construction of the mine, the project's operating costs would be reduced to approximately $195 per ounce and estimated capital costs to construct the mine would be reduced to approximately $192 million; (iv) the successful consummation during 1998 of open-market purchases of outstanding convertible subordinated debentures which resulted in an extraordinary gain of $12.2 million, net of taxes, a decrease in interest expense of approximately $3 million per year and a $42.1 million reduction in the principal amount of its indebtedness; (v) although the Company effected a $54.5 million write-down of the Petorca (El Bronce) Mine during the first quarter of 1998, the Company implemented an improved mining plan resulting in improved operating performance at the mine enabling it to defer the previously planned closure of the Mine and to continue operations there through December 1999; (vi) although the Company recorded a $42.9 million impairment write-down of the Fachinal Mine at December 31, 1998, the Company implemented a 50% reduction in the number of employees at the mine during the fourth quarter of 1998 as a first step in an aggressive optimization plan designed to improve operating performance there; and (vii) the successful location during 1998 of new reserves at the Fachinal and Petorca Mines and the Rochester project.

                                          Compensation Committee of the
                                          Board of Directors
                                          Joseph C. Bennett, Chairman
                                          Cecil D. Andrus
                                          John H. Robinson
                                          Robert E. Mellor

               SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate not to exceed 10% and payout may be effected by a lump sum or an annuity.

DIRECTORS' FEES

     Pursuant to the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, outside directors of the Company must receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. The Company was the first company in the precious metals mining industry that required the directors to receive a portion of their directors' fees in stock options in lieu of cash compensation. Information relating to options granted to outside directors on January 2, 1998, was set forth in last year's proxy statement relating to the 1998 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 4, 1999:

                                                              AMOUNT OF       NUMBER       OPTION
                                                               FOREGONE     OF SHARES     EXERCISE
                                                              DIRECTOR'S    SUBJECT TO    PRICE PER
NAME OF OUTSIDE DIRECTOR                                         FEES        OPTION*       SHARE**
------------------------                                      ----------    ----------    ---------
Cecil D. Andrus.............................................   $ 5,000         1,424       $4.8125
Joseph C. Bennett...........................................    11,000         3,133        4.8125
James J. Curran.............................................    50,000        14,240        4.8125
James A. McClure............................................     5,000         1,424        4.8125
Robert E. Mellor............................................     5,000         1,424        4.8125
John H. Robinson............................................     5,000         1,424        4.8125
Timothy R. Winterer.........................................    10,000         2,848        4.8125
          Total.............................................   $91,000        25,917
                                                               =======        ======

---------------
 * The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

** The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 4, 1999, which was the date of grant.

     Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Company's Directors' Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment through June 1, 2002, and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     During 1997, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with eight executive officers of the Company (the "Executives") provide that certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the Company's Retirement Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with the S&P 500 Index, which is a performance indicator of the overall stock market, and a Company-determined peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG COEUR D'ALENE MINES CORPORATION, S&P 500
                            INDEX & PEER GROUP INDEX
                                   [CHART]

                                                   COEUR D'ALENE MINES
                                                CORPORATION COMMON STOCK          S&P 500 INDEX            PEER GROUP INDEX**
                                                ------------------------          -------------            ------------------
Dec.1993                                                 100.00                      100.00                      100.00
Dec.1994                                                  76.67                      101.36                       83.80
Dec.1995                                                  80.87                      139.32                       91.71
Dec.1996                                                  72.01                      171.23                       87.42
Dec.1997                                                  42.55                      228.27                       56.62
Dec.1998***                                               22.02                      293.04                       54.64

Assumes $100 invested on January 1, 1993, in the Company's Common Stock, S&P 500 Index and a peer group index.
---------------
  * Total return assumes reinvestment of dividends.

 ** The issuers of common stock included in the peer group index are ASARCO
    Incorporated, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Company, Homestake Mining Company, and Placer Dome, Inc.

*** Fiscal year ending December 31.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. A Form 4 reporting the granting of an option to John H. Robinson on June 11, 1998, which should have been filed with the Commission by July 10, 1998, was actually filed on July 14, 1998. The Company believes that all other reports of securities ownership and changes in such ownership required to be filed during 1998 were timely filed.

                        YEAR 2000 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 1, 1999, in order for them to be considered for inclusion in the 2000 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's proxy statement relating to that meeting, should submit such proposal to the Company by February 16, 2000 (i.e., at least 45 days prior to the expected date of the mailing of the proxy statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

                                 OTHER MATTERS

     The Board of Directors of the Company has not yet appointed the accounting firm to serve as the Company's independent public accountants for the current fiscal year. Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 1998 and has served as the Company's independent public accountants since 1981. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he or she desires to do so.

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     The Company's 1998 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 1998, was mailed in mid April 1999 to shareholders of record as of March 17, 1999.

                                          By order of the Board of Directors,
                                          COEUR D'ALENE MINES CORPORATION

                                          DENNIS E. WHEELER
                                          Chairman of the Board

Coeur d'Alene, Idaho
July 28, 1999

                                                                       EXHIBIT A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                             TRANSACTION AGREEMENT
                                 BY AND BETWEEN
                              ASARCO INCORPORATED
                                      AND
                        COEUR D'ALENE MINES CORPORATION
                            ------------------------

                            DATED AS OF MAY 13, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                             TRANSACTION AGREEMENT

     TRANSACTION AGREEMENT (this "Agreement") dated as of May 13, 1999 and amended and restated as of June 22, 1999 by and between ASARCO INCORPORATED, a New Jersey corporation ("Asarco"), and COEUR D'ALENE MINES CORPORATION, an Idaho corporation ("Coeur").

                              W I T N E S S E T H:

     WHEREAS, Asarco and NPMC, Inc., a Delaware corporation (formerly Northern Peru Mining Corporation) ("NPMC") together own 1,500,000 shares of common stock, no par value, of Pan American Silver Corp., a corporation incorporated under the laws of British Columbia ("PASC"), being 5.2% of the issued and outstanding shares of capital stock of PASC (the "PASC Stock") based upon PASC's public report of the number of shares outstanding as of March 31, 1999; NPMC owns warrants to acquire an additional 500,000 shares of PASC capital stock ("PASC Warrants"); Asarco owns 500 shares of common stock, par value $.01, of Silver Valley Resources Corporation, a Delaware corporation ("Silver Valley"), being 50% of the issued and outstanding shares of capital stock of Silver Valley (the "Silver Valley Stock"); Asarco owns 1,000 shares of common stock, par value $1.00, of NPMC, being all of the issued and outstanding shares of capital stock of NPMC (the "NPMC Stock"); and Asarco and one of its subsidiaries together own 12,422 quotas of capital, with a value of Bolivianos (Bs.) 1,000.00 each of Empresa Minera Manquiri S.R.L., a Bolivian limited liability company ("Empresa"), being all of the issued and outstanding capital stock of Empresa (the "Empresa Quotas") (the PASC Stock, the PASC Warrants, Silver Valley Stock, NPMC Stock and Empresa Quotas collectively referred to herein as the "Asarco Interests");

     WHEREAS, Asarco desires to exchange the Asarco Interests for 7,125,000 newly issued shares of Coeur common stock (the "New Coeur Stock") and Coeur desires to exchange the New Coeur Stock for the Asarco Interests pursuant to this Agreement; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the exchange of the Asarco Interests for the New Coeur Stock pursuant to this Agreement, Asarco shall own the New Coeur Stock and Coeur shall own the Asarco Interests;

     NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                                  DEFINITIONS

     sec. 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Asarco" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Asarco Indemnitee" shall have the meaning assigned to such term in Section 9.2.

     "Asarco Interests" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

     "Closing" shall have the meaning assigned to such term in Section 2.3.

     "Closing Date" shall have the meaning assigned to such term in Section 2.3.

     "Coeur" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Coeur Balance Sheet" shall have the meaning assigned to such term in
Section 4.5.

     "Coeur Balance Sheet Date" shall have the meaning assigned to such term in
Section 4.5.

     "Coeur Common Stock" shall have the meaning assigned to such term in
Section 4.4.

     "Coeur Financial Reports" shall have the meaning assigned to such term in
Section 4.5.

     "Coeur Indemnitee" shall have the meaning assigned to such term in Section 9.2.

     "Coeur Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Coeur and/or the Coeur Subsidiaries.

     "Coeur Subsidiary" shall have the meaning assigned to such term in Section 4.3.

     "Condition" of any Person shall mean the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of such Person.

     "Damages" shall mean any and all losses, claims, demands, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel (however sustained or incurred, including, without limitation, in any action or proceeding involving any third party or involving any other party to this Agreement) sustained or incurred by or claimed against Coeur or Asarco, as the case may be, and other reasonable out-of-pocket costs and expenses incurred in connection with investigating or defending any action, suit or proceeding, commenced or threatened, but excluding punitive or consequential losses or damages.

     "Empresa" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Empresa Balance Sheet" shall have the meaning assigned to it in Section
3.7.

     "Empresa Balance Sheet Date" shall have the meaning assigned to it in
Section 3.7.

     "Empresa Capital" shall have the meaning assigned to it in Section 3.4.

     "Empresa Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Empresa and/or the Empresa Subsidiaries.

     "Empresa Quotas" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, (for purposes of this definition, "Claims") including, without limitation: (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the date hereof and the Closing and any judicial or administrative interpretation thereof as of the date hereof and the Closing including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq.; the Federal Water

Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; and their state and local counterparts and equivalents.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "GAAP" shall have the meaning assigned to such term in Section 3.5.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

     "Hazardous Materials" shall mean: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "Indemnified Party" shall have the meaning assigned to such term in Section 9.3.

     "Indemnifying Party" shall have the meaning assigned to such term in
Section 9.3.

     "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

     "Loss" shall have the meaning assigned to such term in Section 9.2.

     "Material Adverse Change" shall mean a material adverse effect on the assets, properties, businesses, results of operations or financial condition of a party, taken as a whole, and in any case after application of the proceeds of any insurance or indemnity; provided that the term "Material Adverse Change" as used herein shall not include any effect attributable to changes in the political or economic conditions of the United States or any other country generally, changes in the industries in which any party engages, or seasonality of the businesses of any party.

     "New Coeur Stock" shall have the meaning assigned to such term in the second recital of this Agreement.

     "NPMC" shall have the meaning assigned to such term in the first recital of this Agreement.

     "NPMC Balance Sheet" shall have the meaning assigned to such term in
Section 3.6.

     "NPMC Balance Sheet Date" shall have the meaning assigned to such term in
Section 3.6.

     "NPMC Common Stock" shall have the meaning assigned to such term in Section 3.4.

     "NPMC Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

     "PASC Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

     "PASC Warrants" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Parties" shall mean Asarco and Coeur and their respective successors and permitted assigns.

     "Permitted Liens" shall mean: (i) Liens expressly reflected in the most recent balance sheet of such Person that was delivered prior to the execution of this Agreement, (ii) Liens consisting of zoning or planning restrictions or regulations, easements, permits, restrictive covenants, encroachments and other restrictions or limitations on the use of real property or irregularities in, or exceptions to, title thereto which do not materially detract from the value of, or impair the use of, such property; and (iii) Liens for current taxes, assessments or governmental charges or levies not yet due and payable.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

     "Release" shall mean the disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Silver Valley Balance Sheet" shall have the meaning assigned to it in
Section 3.5.

     "Silver Valley Balance Sheet Date" shall have the meaning assigned to it in
Section 3.5.

     "Silver Valley Common Stock" shall have the meaning assigned to it in
Section 3.4.

     "Silver Valley" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Silver Valley Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Silver Valley.

     "Silver Valley Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Subsidiary" shall mean any other Person in which a Person owns, directly or indirectly, 50% or more of the outstanding shares of voting capital stock or other voting equity interests.

     "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

                                   ARTICLE II

             TRANSFER OF ASARCO INTERESTS; ISSUE OF NEW COEUR STOCK

     sec. 2.1 Transfer of Asarco Interests. Upon the terms and subject to the conditions set forth in this Agreement, Asarco agrees to transfer and convey the Asarco Interests to Coeur at the Closing on the Closing Date. The certificates representing the PASC Stock, the PASC Warrants, the Silver Valley Stock, the NPMC Stock and the Empresa Quotas shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, or a public deed of transfer of quotas, by Asarco transferring the same, with all necessary transfer tax and other revenue stamps, acquired at Asarco's expense, affixed and canceled.

     sec. 2.2 Issue of New Coeur Stock. Upon the terms and subject to the conditions set forth in this Agreement, Coeur agrees to issue the New Coeur Stock to Asarco at the Closing on the Closing Date. The New Coeur Stock shall be evidenced by one or more certificates (as may be requested by Asarco five Business Days prior to the Closing Date), with all necessary issue tax and other revenue stamps, acquired at Coeur's expense, affixed and canceled.

     sec. 2.3 Closing. The transactions referred to in Sections 2.1 and 2.2 (the "Closing") shall take place at the offices of Asarco, 180 Maiden Lane, New York, New York 10038 on the day on which the approval of

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Coeur stockholders shall be obtained as provided in Sections 7.3 and 8.3,or at such other time and date as the Parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date".

                                  ARTICLE III

                           REPRESENTATIONS OF ASARCO

     sec. 3.1 Representations of Asarco. Asarco represents, warrants and agrees as follows:

     sec. 3.2 Ownership of Stock; Due Authorization; Enforceability. (a) Asarco is the lawful owner, beneficially and of record, of the Asarco Interests, free and clear of all Liens. Asarco has full legal right, power and authority to enter into this Agreement and to transfer and convey the Asarco Interests pursuant to this Agreement and the delivery to Coeur of the Asarco Interests pursuant to the provisions of this Agreement will transfer to Coeur good and valid title thereto, free and clear of all Liens. The delivery to Coeur of the Asarco Interests pursuant to the provisions of this Agreement will transfer to Coeur ownership of 1,500,000 shares of the issued and outstanding capital stock of PASC and warrants to acquire an additional 500,000 shares of capital stock of PASC, 50% of the issued and outstanding capital stock of Silver Valley, 100% of the issued and outstanding capital stock of NPMC and 100% of the authorized, issued and outstanding quotas of capital of Empresa.

     (b) Asarco is validly existing and in good standing under the laws of New Jersey and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco is required to be duly authorized and approved by the board of directors of Asarco. No other corporate action is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco.

     (c) This Agreement and all other instruments and agreements to be executed and delivered by Asarco as contemplated hereby and identified herein when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties thereto, shall have been duly executed and delivered by Asarco and shall be a valid and binding obligation of Asarco, enforceable against Asarco in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     sec. 3.3 Existence and Good Standing. (a) NPMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. NPMC has the power to own its property and to carry on its business as now being conducted.

     (b) Empresa is a limited liability company duly organized and validly existing under the laws of Bolivia. Empresa has the power to own its property and to carry on its business as now being conducted.

     (c) Silver Valley is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Silver Valley has the power to own its property and to carry on its business as now being conducted.

     sec. 3.4 Capital Stock of NPMC and Empresa. (a) NPMC has an authorized capitalization consisting of only 1,000 shares of common stock, $1.00 par value ("NPMC Common Stock"), of which 1,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

     (b) Empresa has an authorized capitalization consisting of only 12,422 quotas of capital with a value of Bolivianos (Bs) 1,000 each ("Empresa Capital"), of which 100% are issued and outstanding. All such outstanding quotas have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

     (c) Silver Valley has an authorized capitalization consisting of only 1,000 shares of common stock, $.01 par value ("Silver Valley Common Stock"), of which 1,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

     sec. 3.5 Silver Valley Financial Statements and No Material Changes. (a) Asarco has heretofore furnished Coeur with the consolidated balance sheets of Silver Valley (the "Silver Valley Balance Sheet") as of December 31, 1998 and the related consolidated statements of income for such year (the "Silver Valley Balance Sheet Date"). The Silver Valley Balance Sheet is attached as Schedule
3.5. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles consistently followed throughout the periods indicated ("GAAP").

     (b) The Silver Valley Balance Sheet fairly presents, in all material respects, the financial condition of Silver Valley at the date thereof. Since the Silver Valley Balance Sheet Date there has been (x) no Material Adverse Change in the Condition of Silver Valley, taken as a whole, and (y) no change in the Condition of Silver Valley except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

     sec. 3.6 NPMC Financial Statements and No Material Changes. (a) Asarco has heretofore furnished Coeur with the consolidated balance sheets of NPMC (the "NPMC Balance Sheet") as of December 31, 1998 and the related consolidated statements of income for such year (the "NPMC Balance Sheet Date"). The NPMC Balance Sheet is attached as Schedule 3.6. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles consistently followed throughout the periods indicated ("GAAP").

     (b) The NPMC Balance Sheet fairly presents, in all material respects, the financial condition of NPMC at the date thereof. Since the NPMC Balance Sheet Date there has been (x) no material adverse change in the Condition of NPMC, taken as a whole, and (y) no change in the Condition of NPMC except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

     sec. 3.7 Empresa Financial Statements and No Material Changes. (a) Asarco has heretofore furnished Coeur with the consolidated balance sheets of Empresa (the "Empresa Balance Sheet") as of March 31, 1999 (the "Empresa Balance Sheet Date", and the related consolidated statements of income. The Empresa Balance Sheet is attached as Schedule 3.7. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated.

     (b) The Empresa Balance Sheet fairly presents, in all material respects, the financial condition of Empresa at the date thereof. Since the Empresa Balance Sheet Date there has been (x) no material adverse change in the Condition of Empresa , taken as a whole, and (y) no change in the Condition of Empresa except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

     sec. 3.8 Books and Records. (a) The minute books of NPMC, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of NPMC.

     (b) The minute books of Empresa, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective partners of Empresa.

     (c) The minute books of Silver Valley, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of Silver Valley.

     sec. 3.9 Title to Personal Properties; Encumbrances. (a) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, NPMC has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the NPMC Balance Sheet; and (ii) all of the material personal properties and material assets purchased by NPMC since the NPMC Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

     (b) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Empresa has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Empresa Balance Sheet; and (ii) all of the material personal properties and material assets purchased by Empresa since the Empresa Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

     (c) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Silver Valley has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Silver Valley Balance Sheet; and (ii) all of the material personal properties and material assets purchased by Silver Valley since the Silver Valley Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

     sec. 3.10 Consents and Approvals; No Violations. (a) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 3.10 attached hereto, the execution and delivery of this Agreement by Asarco and the consummation by Asarco of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation, by-laws or other organizational document of Asarco; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Asarco or by which any of its respective properties or assets may be bound; (3) require Asarco to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or
(4) result in a violation or breach of, conflict with or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Asarco is a party, or by which Asarco or any of its properties or assets is bound except in the case of clauses (3) and
(4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on the ability of Asarco to consummate the transactions contemplated hereby or to perform its obligations hereunder.

     (b) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 3.10 attached hereto, the execution and delivery of this Agreement by Asarco and the consummation by Asarco of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of NPMC, Silver Valley or Empresa; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to NPMC, Silver Valley or Empresa or by which any of the respective properties or assets of NPMC, Silver Valley or Empresa may be bound;
(3) require NPMC, Silver Valley or Empresa to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Lien upon any of the properties or assets of NPMC, Silver Valley or Empresa under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which NPMC, Silver Valley or Empresa is a party, or by which it or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on the ability of Asarco to consummate the transactions contemplated hereby or to perform its obligations hereunder.

     sec. 3.11 Compliance with Laws. NPMC, Silver Valley and Empresa are in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state, or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged.

     sec. 3.12 Environmental Laws and Regulations.  Except as set forth on
Schedule 3.12:

          (a) NPMC, Silver Valley and Empresa are in compliance in all material respects with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any NPMC Property, Silver Valley Property or Empresa Property;

          (b) There are no past, pending or, to the best knowledge of Asarco, threatened material Environmental Claims against NPMC, Silver Valley or Empresa or any NPMC Property, Silver Valley Property or Empresa Property; and

          (c) To the best knowledge of Asarco, there are no facts, circumstances, conditions or occurrences regarding any NPMC Property, Silver Valley Property or Empresa Property that could reasonably be anticipated: (i) to form the basis of a material Environmental Claim against NPMC, Silver Valley or Empresa, or any NPMC Property, Silver Valley Property or Empresa Property or assets; or (ii) to cause such NPMC Property, Silver Valley Property or Empresa Property or NPMC assets, Silver Valley assets or Empresa assets to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

     sec. 3.13 No Changes Since Balance Sheet Dates of NPMC, Silver Valley Empresa. (a) Since the NPMC Balance Sheet Date, neither Asarco or NPMC has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (N) of Section 5.1.

     (b) Since the Empresa Balance Sheet Date, neither Asarco or Empresa has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (N) of Section 5.1.

     (c) Since the Silver Valley Balance Sheet Date, neither Asarco or Silver Valley has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (m) of Section 5.1 sec. 3.14 Litigation. Except as set forth on Schedule 3.14 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of Asarco any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Asarco, threatened, against or affecting NPMC, Silver Valley or Empresa, or any of their properties or rights which would materially adversely affect the right or ability of such companies to perform their obligations pursuant to this Agreement or which would materially adversely affect the right or ability of such companies to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of such companies. Neither NPMC, Silver Valley or Empresa is subject to any judgment, order or decree entered in any lawsuit or proceeding which would materially adversely affect the right or ability of such companies to perform its obligations pursuant to this Agreement or which would have a material adverse effect on the Condition of such companies.

     sec. 3.15 Taxes.

     (a) Each of NPMC, Silver Valley and Empresa has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, NPMC, Silver Valley or Empresa on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all liability for Taxes of NPMC, Silver Valley and Empresa for the periods covered thereby.

     (b) Each of NPMC, Silver Valley and Empresa has each timely paid the taxes shown on such Returns as due and with respect to any Taxes of NPMC, Silver Valley and Empresa not yet due and payable, adequate reserves and accruals in all material respects for such Taxes have been made in the Financial Statements or in the books and records of these companies.

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

     (c) Neither NPMC, Silver Valley or Empresa has received written notice from any taxing authority of any material deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof.

     (d) Neither NPMC, Silver Valley or Empresa has executed any waiver of any statute of limitations on the assessment or collection of Taxes or executed any agreement now in effect extending the period of time to assess or collect any Taxes.

     (e) Neither NPMC, Silver Valley or Empresa is or has been a United States real property holding corporation within the meaning of Section 897 (c) (2) of the Code.

     sec. 3.16 Liabilities. Neither NPMC, Silver Valley or Empresa has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the their respective Balance Sheets or referred to in the footnotes thereto, other than liabilities in the ordinary course of business. Neither NPMC, Silver Valley or Empresa is in material default in respect of the terms or conditions of any material indebtedness.

     sec. 3.17 Employment Relations. Except as disclosed in schedule 3.17, (a) each of NPMC, Silver Valley and Empresa is in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

     (b) no unfair labor practice complaint against NPMC, Silver Valley or Empresa is pending before the National Labor Relations Board or any other similar board or tribunal; and

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving NPMC, Silver Valley or Empresa.

     sec. 3.18 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of Asarco is, or will be, entitled to any commission or brokers' or finders' fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

     sec. 3.19 Bank Accounts. Not less than five (5) days prior to the Closing Date, NPMC, Silver Valley and Empresa shall deliver to Coeur a list as of such date of all bank and securities accounts and lockboxes maintained by them, a list of persons authorized to sign on behalf of each with respect to each such account, a list of persons with authorized access to each such lockbox and a list of the balances in such accounts and lockboxes as of the most recent reasonably practicable date.

     sec. 3.20 Title to Assets. NPMC, Silver Valley and Empresa has good valid title to all of the properties and assets owned by it, free and clear of all Liens except for Permitted Liens. Each owns or has the right to use all properties and assets used in the operation of its businesses as currently conducted.

     sec. 3.21 Access to Empresa information. Asarco has provided Coeur access to all relevant data and information with respect the Empresa Property.

     sec. 3.22 No Registration. Asarco acknowledges that the Common Stock acquired by it pursuant to the Transaction Agreement has not been registered pursuant to the 1933 Act. Asarco acknowledges that (i) it acquired Common Stock pursuant to the Transaction Agreement for its own account for investment and not for distribution within the meaning of the 1933 Act, (ii) it is capable of evaluating the merits and risks of acquiring the Common Stock and has the financial ability to bear such risks, (iii) it has had access to such information as it considers relevant for purposes of such acquisition and (iv) for such time period as is required under the 1933 Act, certificates representing such Common Stock will bear the following legend referring to the 1933 Act:

     The securities evidenced hereby have not been registered under the Securities Act of 1933, or the laws of any other jurisdiction, and may not be sold, transferred assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities or Coeur d'Alene Mines Corporation receives an opinion of counsel for the holder of the securities (concurred in by counsel for Coeur) stating that such sale, transfer, assignment, pledge, or distribution is exempt from the registration and prospectus delivery requirements of such Act and applicable securities laws.

     Asarco agrees not to, and agrees to cause each of its Affiliates not to, sell or transfer, any Common Stock, unless a Registration Statement is effective for such Common Stock under the 1933 Act or, in the opinion of counsel to Asarco reasonably acceptable to Coeur, such transaction is exempt from the registration requirements of the 1933 Act. In addition, for a period of five years from the Closing Date, Asarco agrees that unless Asarco first obtains the consent of Coeur it shall not sell Common Stock other than to an Affiliate of Asarco or pursuant to a widely distributed public offering.

                                   ARTICLE IV

                            REPRESENTATIONS OF COEUR

     sec. 4.1 Representations of Coeur. Coeur represents, warrants and agrees as follows:

     sec. 4.2 Issuance of Stock; Due Authorization; Enforceability. (a) The New Coeur Stock shall be duly authorized, fully paid, nonassessable, previously unissued shares of Coeur Common Stock (as defined below) not subject to, nor issued in violation of, any preemptive rights and shall be free and clear of all Liens. The New Coeur Stock shall have been duly authorized for listing on the New York Stock Exchange subject only to notice of issuance, prior to the Closing Date. The New Coeur Stock will not be registered pursuant to the Securities Act at the time of the Closing. Coeur has full legal right, power and authority to enter into this Agreement and to issue the shares of New Coeur Stock pursuant to this Agreement. The delivery to Asarco of the New Coeur Stock pursuant to the provisions of this Agreement will transfer to Asarco at Closing ownership of not less than 24.5% of the Coeur Common Stock then outstanding.

     (b) Coeur has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur must be duly authorized and approved by the board of directors of Coeur and the affirmative vote of holders of Coeur Common Stock representing a majority of the Coeur Common Stock that is present and voting at a meeting at which a quorum is present. No other corporate action on the part of Coeur is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur.

     (c) This Agreement and all other instruments and agreements to be executed and delivered by Coeur as contemplated hereby when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties thereto, shall have been duly executed and delivered by Coeur and shall be a valid and binding obligations of Coeur, enforceable against Coeur in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     sec. 4.3 Existence and Good Standing. Coeur is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho. Coeur has the power to own its property and to carry on its business as now being conducted. Coeur is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by Coeur or the nature of the business conducted by Coeur makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of Coeur and its Subsidiaries (the "Coeur Subsidiaries"), taken as a whole.

     sec. 4.4 Capital Stock. Coeur has an authorized capitalization consisting of 60,000,000 shares of common stock $1.00, par value ("Coeur Common Stock"), of which 21,900,579 shares are issued and outstanding, 743,483 shares are being held in reserve for issuance upon the exercise of outstanding stock options 7,863,472 shares are reserved for issuance upon conversion of the outstanding Coeur Mandatory Adjustable Convertible Securities (the "MARCS"), 1,791,278 shares are reserved for issuance upon conversion of the outstanding Coeur 6% Convertible Subordinated Debentures Due 2002, 3,623,282 shares are reserved for issuance upon

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

conversion of the outstanding Coeur 6 3/8% Convertible Subordinated Debentures Due 2004, 6,147,679 shares are reserved for issuance upon conversion of the outstanding Coeur 7 1/4% Convertible Subordinated Debentures Due 2005 and 1,059,211 shares are held in the Coeur treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as described above or as described on Schedule 4.4 hereto, no shares of capital stock of Coeur are authorized, issued or outstanding and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to capital stock of Coeur, pursuant to which Coeur is or may become obligated to issue or purchase shares of Coeur Common Stock, any other shares of capital stock of Coeur or any securities convertible into, exchanged for, or evidencing the right to subscribe for, any shares of the capital stock of Coeur. Coeur has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which is convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Coeur or any of its subsidiaries on any matter except as described on schedule 4.4 hereto.

     sec. 4.5 SEC Documents. Coeur has furnished to Asarco each registration statement, proxy statement or information statement, including all exhibits thereto, prepared by Coeur since December 31, 1995, including, without limitation: (a) its Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (the "Coeur Balance Sheet Date"), which includes the consolidated balance sheet for Coeur as of such date (the "Coeur Balance Sheet") and Coeur's Quarterly Reports on Form 10-Q and Reports on Form 8-K filed since the filing of such Annual Report; and (b) its proxy statement for its annual meeting of stockholders held on May 12, 1998, each of (a) and (b) in the form (including exhibits and any amendments thereto) filed with the SEC, the items in
(a) being the "Coeur Financial Reports". As of their respective dates, the items in (a) and (b) (including, without limitation, any financial statements or schedules included or incorporated by reference therein, were prepared in all material respects in accordance with the applicable requirements of the Exchange Act and the respective rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The 1997 and 1998 consolidated financial statements of Coeur and the Coeur Subsidiaries included in or incorporated by reference into the Coeur Financial Reports (including the related notes and schedules) present fairly, in all material respects, the consolidated financial position of Coeur at December 31, 1997 and 1998, and the consolidated results of operations and cash flows for such fiscal years in conformity with GAAP. Since the Coeur Balance Sheet Date there has been
(x) no material adverse change in the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, and (y) no change in the Condition of Coeur or the Coeur Subsidiaries except in the ordinary course of business, and, to the best knowledge of Coeur, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

     sec. 4.6 Books and Records. The respective minute books of Coeur and the Coeur Subsidiaries, as previously made available to Asarco and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of Coeur and each Coeur Subsidiary.

     sec. 4.7 Title to Personal Properties; Encumbrances. Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Coeur and each Coeur Subsidiary has good, valid and marketable title to (a) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Coeur Balance Sheet, except as indicated in the notes thereto, and (b) all of the material personal properties and material assets purchased by Coeur or any Coeur Subsidiary since the Coeur Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

     sec. 4.8 Consents and Approvals; No Violations. (a) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 4.8 attached hereto, the execution and delivery of this Agreement by Coeur and the consummation by Coeur of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation, by-laws or other organizational document of Coeur; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Coeur or by which any of its properties or assets may be bound;
(3) require Coeur to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Coeur under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Coeur is a party, or by which Coeur or any of its respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, or (ii) the ability of Coeur to consummate the transactions contemplated hereby or to perform its obligations hereunder.

     (b) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 4.8 attached hereto, the execution and delivery of this Agreement by Coeur and the consummation by Coeur of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of any of the Coeur Subsidiaries;
(2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to any of the Coeur Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any of the Coeur Subsidiaries to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any of the Coeur Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which any of the Coeur Subsidiaries is a party, or by which it or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, or (ii) the ability of Coeur to consummate the transactions contemplated hereby or to perform its obligations hereunder.

     sec. 4.9 Litigation. Except as set forth in note (N) to the Coeur Financial Report, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of Coeur any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Coeur, threatened, against or affecting Coeur or any of the Coeur Subsidiaries, or any of their properties or rights which would materially adversely affect the right or ability of Coeur to perform its obligations pursuant to this Agreement or which would materially adversely affect the right or ability of Coeur or any of the Coeur Subsidiaries to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of Coeur and the Coeur Subsidiaries, taken as a whole. Neither Coeur nor any of the Coeur Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would materially adversely affect the right or ability of Coeur to perform its obligations pursuant to this Agreement or which would have a material adverse effect on the Condition of Coeur and the Coeur Subsidiaries, taken as a whole.

     sec. 4.10 Taxes.

     (a) Coeur has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, Coeur on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all liability for Taxes of Coeur for the periods covered thereby. Coeur has timely paid the taxes shown on such returns as due and owing.

     (b) With respect to any Taxes of Coeur and its Subsidiaries not yet due and payable, adequate reserves and accruals in all material respects for such Taxes have been made in the Financial Statements or in the books and records of these companies.

     (c) Neither Coeur or its Subsidiaries have received written notice from any taxing authority of any material deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof.

     (d) Neither Coeur or its Subsidiaries have executed any waiver of any statute of limitations on the assessment or collection of Taxes or executed any agreement now in effect extending the period of time to assess or collect any Taxes.

     (e) Neither Coeur or its Subsidiaries are or have been a United States real property holding corporation within the meaning of Section 897 (c) (2) of the Code.

     sec. 4.11 Liabilities. Neither Coeur nor any of the Coeur Subsidiaries has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Coeur Balance Sheet or referred to in the footnotes thereto, other than liabilities to trade creditors incurred subsequent to the Coeur Balance Sheet Date in the ordinary course of business not involving borrowings by Coeur or any Coeur Subsidiary. Neither Coeur nor any of the Coeur Subsidiaries is in material default in respect of the terms or conditions of any material indebtedness.

     sec. 4.12 Compliance with Laws. Each of Coeur and the Coeur Subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state, or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged.

     sec. 4.13 Employment Relations. Except as disclosed on Schedule 4.13, (a) Each of Coeur and the Coeur Subsidiaries is in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

     (b) No unfair labor practice complaint against Coeur or any of the Coeur Subsidiaries is pending before the National Labor Relations Board or any other similar board or tribunal.

     (c) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Coeur or any of the Coeur Subsidiaries.

     For the purpose of this paragraph 4.13(a),(b), and (c) only Silver Valley which is owned 50% each by Coeur and Asarco is deemed to be an Asarco subsidiary and not a Coeur subsidiary.

     sec. 4.14 Environmental Laws and Regulations.  Except as set forth in note
(N) to the Coeur Financial Reports:

          (a) Coeur and the Coeur Subsidiaries are in compliance in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Coeur Property;

          (b) There are no past, pending or, to the best knowledge of Coeur, threatened material Environmental Claims against Coeur, any of the Coeur Subsidiaries or any Coeur Property; and

          (c) To the best knowledge of Coeur, there are no facts, circumstances, conditions or occurrences regarding any Coeur Property that could reasonably be anticipated: (i) to form the basis of a material Environmental Claim against Coeur, any of the Coeur Subsidiaries or any Coeur Property or assets; or (ii) to cause such Coeur Property or assets to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

     sec. 4.15 No Changes Since Coeur Balance Sheet Date. Since the Coeur Balance Sheet Date, neither Coeur nor any of the Coeur Subsidiaries has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of Coeur's agreements set forth in clauses (a) through and including (o) of Section 6.2.

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

     sec. 4.16 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of Coeur is, or will be, entitled to any commission or brokers' or finders' fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE V

                              COVENANTS OF ASARCO

     sec. 5.1 Conduct of Business of NPMC, Silver Valley and Empresa. During the period from the date of this Agreement to the Closing, Asarco shall cause NPMC, Silver Valley and Empresa to conduct their respective operations according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing, except as may be first approved in writing by Coeur or as is otherwise specifically permitted or required by this Agreement, Asarco will cause:

          (a) each of NPMC's, Silver Valley's and Empresa's respective certificates of incorporation and by-laws (or comparable governing documents) to be maintained in their form on the date of this Agreement;

          (b) NPMC, Silver Valley and Empresa not to enter into or materially amend any material contract or commitment including any labor-management agreement except in the ordinary course of business;

          (c) NPMC, Silver Valley and Empresa not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class or any other securities or to make any other changes in their respective capital structures;

          (d) NPMC, Silver Valley and Empresa not to incur or modify any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

          (e) NPMC, Silver Valley and Empresa not to permit any of their respective material assets to be subject to any Lien (other than Permitted Liens);

          (f) NPMC, Silver Valley and Empresa not to sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other Person;

          (g) NPMC, Silver Valley and Empresa not to declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of their respective capital stock;

          (h) NPMC, Silver Valley and Empresa not to make any tax election or settle and/or compromise any material tax liability;

          (i) NPMC, Silver Valley and Empresa not to make any change in any method of accounting or auditing practice, or replace the auditors responsible for the auditing of each of NPMC, Silver Valley and Empresas' books, records or financial statements;

          (j) NPMC not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports;

          (k) Silver Valley not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports;

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

          (l) Empresa not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports; and

          (m) NPMC, Silver Valley and Empresa not to commit or agree, whether or not in writing, to do any of the foregoing.

Asarco agrees not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article III hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing, Asarco shall cause NPMC, Silver Valley and Empresa to confer on a regular and frequent basis with one or more designated representatives of Coeur to report material operational matters and to report the general status of ongoing operations. Asarco shall cause NPMC, Silver Valley and Empresa to notify Coeur of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submissions involving any material property of NPMC, Silver Valley, Empresa, any NPMC Subsidiary, Silver Valley Subsidiary or any Empresa Subsidiary, and to keep Coeur fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     sec. 5.2 Required Material. Asarco agrees to furnish to Coeur material, reasonably necessary, including financial statements (audited, at Coeur's cost, if necessary), to assist Coeur in preparing a proxy statement to be sent to its shareholders seeking approval of the issuance to Asarco of New Coeur shares required by the terms of this Agreement.

                                   ARTICLE VI

                               COVENANTS OF COEUR

     sec. 6.1 Coeur Shareholder Approval; Voting and issue of the New Coeur Shares. After execution of this Agreement, if the Coeur board of directors approves this Agreement, Coeur shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a meeting of the holders of the outstanding shares of Coeur Common Stock and MARCS (together, the "Capital Stock") at its regularly scheduled or rescheduled annual meeting, and if such a meeting is not feasible, to hold a special meeting of holders of Coeur Capital Stock not later than September 10, 1999 to consider and vote upon the approval of the issuance of the New Coeur Stock pursuant to this Agreement. Coeur shall take all reasonable and lawful action to solicit proxies from its shareholders pursuant to proxy materials (which proxy materials shall be submitted in draft form for review and comment by Asarco's counsel) which recommend that such holders of Coeur Capital Stock vote in favor of the issuance of the New Coeur Stock pursuant to this Agreement; provided, however that the board of directors of Coeur shall not be required to make such recommendation if the board of directors of Coeur reasonably determines in good faith, based as to legal matters on the written advice of outside legal counsel acceptable to Asarco, acting reasonably, that such action would violate its fiduciary duties. Asarco shall coordinate and cooperate with Coeur with respect to the timing of such meeting and Coeur shall hold such meeting as soon as is practicable.

     sec. 6.2 Conduct of Business of Coeur. During the period from the date of this Agreement to the Closing, Coeur shall and shall cause each of the Coeur Subsidiaries to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing, except as may be first approved in writing by Asarco or as is otherwise specifically permitted or required by this Agreement, Coeur shall:

          (a) not make any material amendment of the By-Laws or Articles of Incorporation of Coeur which would be inconsistent with the principles of this Agreement or the Shareholder's Agreement;
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

          (b) not increase the number of directors of Coeur above eleven;

          (c) not authorize and shall cause each of the Coeur Subsidiaries to not authorize for issuance, issuing, selling, delivering or agreeing or committing to issue, sell or deliver (whether through the issuance or granting of Consolidated Coeur Options or otherwise) any stock of any class or any other securities, except for the issuance of capital stock by Coeur at fair market value for cash in aggregate value not in excess of $100,000,000 and not to make any other changes in its capital structure;

          (d) not incur or modify and shall cause each of the Coeur Subsidiaries not to incur or modify any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

          (e) not permit and shall cause each of the Coeur Subsidiaries not to permit any of their respective material assets to be subject to any Lien (other than Permitted Liens) in excess of $100,000,000 in aggregate value;

          (f) not to sell, transfer or otherwise dispose of and shall cause each of the Coeur Subsidiaries not to sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other Person;

          (g) not make and shall cause each of the Coeur Subsidiaries not to make any capital expenditure budgets, capital expenditure or commitment therefore including approval of capital expenditure budgets or any project requiring capital expenditures in excess of $100,000,000;

          (h) not remove or replace the Chief Executive Officer of Coeur;

          (i) not declare, pay or set aside and shall cause each of the Coeur Subsidiaries to not declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of its capital stock;

          (j) not increase and shall cause each of the Coeur Subsidiaries not to increase any indebtedness for borrowed money, except current borrowings and standard lines of credit or borrowing from banks to be utilized or secured by Coeur or the Coeur Subsidiaries less than $100,000,000 in aggregate consistent with past practice; provided, however, no further approval is required for debt restructuring plans currently under consideration;

          (m) not discharge auditors when a material dispute exists in connection with the auditing of Coeur's books, records and/or financial statements;

          (n) not pay, discharge or satisfy and shall cause each of the Coeur Subsidiaries not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Coeur; and

          (o) not commit or agree, whether or not in writing, and shall cause each of the Coeur Subsidiaries not to commit or agree, whether or not in writing, to do any of the foregoing.

     Coeur agrees not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article IV hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing, Coeur shall confer on a regular and frequent basis with one or more designated representatives of Asarco to report material operational matters and to report the general status of ongoing operations. Coeur shall and shall cause each of the Coeur Subsidiaries to notify Asarco of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submissions involving any material property of Coeur or any of the Coeur Subsidiaries, and to keep Asarco fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

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                                  ARTICLE VII

                      CONDITIONS OF OBLIGATIONS OF ASARCO

     sec. 7.1 Conditions of Obligations of Asarco. The exchange by Asarco of the Asarco Interests for the New Coeur Stock at the Closing on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

     sec. 7.2 Approval of Asarco Board of Directors. The board of directors of Asarco shall have duly authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco.

     sec. 7.3 Approval of Coeur Stockholders and Directors. Holders of at least a majority of the Coeur Capital Stock voting thereon shall have approved the issuance of the New Coeur Stock pursuant to this Agreement and the transactions contemplated hereby. The board of directors of Coeur shall have duly authorized and approved the execution, delivery and performance by Coeur of this Agreement and the Shareholder Agreement and the transactions contemplated hereby and thereby. As part of such approvals, Coeur shall have taken all necessary action to (i) exclude or exempt from all provisions of Coeur's Shareholder's Rights Plan, Asarco's acquisition and ownership of up to 25% of the issued and outstanding Coeur Common Stock, (ii) approve Asarco's acquisition of, and the consideration paid by Asarco for, the New Coeur Stock for purposes of any fair price provision applicable to Coeur so that no restrictions or obligations shall be imposed on Asarco thereunder, (iii) exclude Asarco from any restrictions or obligations that may be imposed by Idaho law (including the Idaho Business Corporations Act) by reason of Asarco's acquisition and ownership of up to 25% of Coeur Common Stock and (iv) determine that no adjustment to the conversion price of any outstanding securities that are convertible into Coeur Common Stock is required by reason of this Agreement that could increase the amount of Coeur Common Stock issued upon conversion.

     sec. 7.4 Truth of Representations and Warranties. The representations and warranties of Coeur contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such time, and Coeur shall have delivered to Asarco a certificate, dated the Closing Date, to such effect. The statement that the representations and warranties are true in all material respects is deemed to include a statement that a representation did not omit to state a material fact with respect to such representation that is necessary to make such representation not misleading in the light of the circumstances in which it was made and with respect to the specific subject matter of such representation.

     sec. 7.5 Performance of Agreements. All of the agreements of Coeur, as specified in Articles 2,4, 6 and 7 to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Coeur shall have delivered to Asarco a certificate of an officer, dated the Closing Date, to such effect.

     sec. 7.6 Opinion of Coeur's Counsel. Coeur shall have furnished Asarco with a favorable opinion, dated the Closing Date, of William Boyd, in form and substance satisfactory to Asarco and its counsel, to the effect set forth in
Exhibit 2 attached hereto.

     sec. 7.7 Good Standing and Other Certificates. Coeur shall have delivered to Asarco: (a) copies of Coeur's certificate of incorporation and the certificate of incorporation of each Coeur Subsidiary, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that each of Coeur and the Coeur Subsidiaries is in good standing or subsisting in such jurisdiction and listing all charter documents of Coeur and such Coeur Subsidiaries on file; (c) a certificate from the Secretary of State or other appropriate official in each state in which Coeur or any Coeur Subsidiary is qualified to do business to the effect that Coeur or such Coeur Subsidiary is in good standing in such state; and (d) a copy of the by-laws of Coeur and each Coeur

Subsidiary, certified by the Secretary of Coeur and each Coeur Subsidiary as being true and correct and in effect on the Closing Date.

     sec. 7.8 No Material Adverse Change. Prior to the Closing, there shall have been no Material Adverse Change in the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, and Coeur shall have delivered to Asarco a certificate, dated the Closing Date, to such effect.

     sec. 7.9 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Coeur shall have delivered to Asarco a certificate of an officer, dated the Closing Date, to such effect.

     sec. 7.10 Execution of Shareholder Agreement. Coeur shall have entered into a shareholder agreement substantially in the form of Exhibit 1 attached hereto.

     sec. 7.11 HSR Act Waiting Periods. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     sec. 7.12 Approvals. All other governmental and third party consents, waivers and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     sec. 7.13 Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

     sec. 7.14 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Asarco and its counsel, and Asarco shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII

                       CONDITIONS OF OBLIGATIONS OF COEUR

     sec. 8.1 Conditions of Obligations of Coeur. The exchange by Coeur of the New Coeur Stock for the Asarco Interests at the Closing on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

     sec. 8.2 Approval of Coeur Board of Directors. The board of directors of Coeur shall have duly authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur.

     sec. 8.3 Approval of Coeur Shareholders. Holders of a majority of the Coeur Capital Stock voting thereon shall have approved the issuance of the New Coeur Stock pursuant to this Agreement and the transactions contemplated hereby.

     sec. 8.4 Truth of Representations and Warranties. The representations and warranties of Asarco contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such time, and Asarco shall have delivered to Coeur a certificate, dated the Closing Date, to such effect. . The statement that the representations and warranties are true in all material respects is deemed to include a statement that a representation did not omit to state a material fact with respect to such representation that is necessary to make such representation not misleading in the light of the circumstances in which it was made and with respect to the specific subject matter of such representation.

     sec. 8.5 Performance of Agreements. All of the agreements of Asarco to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Asarco shall have delivered to Coeur a certificate of an officer, dated the Closing Date, to such effect.

     sec. 8.6 Opinion of Asarco's Counsel. Asarco shall have furnished Coeur with a favorable opinion, dated the Closing Date, of its Associate General Counsel, in form and substance satisfactory to Coeur and its counsel, to the effect set forth in Exhibit 3 attached hereto.

     sec. 8.7 Good Standing and Other Certificates. Asarco shall have delivered to Coeur: (a) copies of Asarco's certificate of incorporation and the certificate of incorporation of NPMC, Silver Valley and Empresa, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that NPMC, Silver Valley and Empresa are in good standing or subsisting in such jurisdiction and listing all charter documents of NPMC, Silver Valley and Empresa on file; (c) a certificate from the Secretary of State or other appropriate official in each state in which NPMC, Silver Valley and Empresa is qualified to do business to the effect that NPMC and Empresa is in good standing in such state; and (d) a copy of the by-laws of NPMC, Silver Valley and Empresa certified by the Secretary of NPMC, Silver Valley and Empresa as being true and correct and in effect on the Closing Date.

     sec. 8.8 No Material Adverse Change. Prior to the Closing, there shall have been no Material Adverse Change in the Condition of NPMC, Silver Valley and Empresa, taken as a whole, and Asarco shall have delivered to Coeur a certificate of an officer, dated the Closing Date, to such effect.

     sec. 8.9 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Asarco shall have delivered to Coeur a certificate, dated the Closing Date, to such effect.

     sec. 8.10 Execution of Shareholder Agreement. Asarco shall have entered into a shareholder agreement substantially in the form of Exhibit 1 attached hereto.

     sec. 8.11 HSR Act Waiting Periods. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

     sec. 8.12 Governmental Approvals. All other governmental and third party consents, waivers and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     sec. 8.13 Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

     sec. 8.14 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Coeur and its counsel, and Coeur shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

     sec. 9.1 Survival. The respective representations and warranties of Asarco and Coeur contained in this Agreement shall survive for the applicable statute of limitations period.

     sec. 9.2 Indemnification. (a) Asarco agrees to indemnify and hold Coeur and its Affiliates and its respective officers, directors, employees, agents and their respective successors and assigns (each a "Coeur

Indemnitee") harmless from damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Loss"), suffered or paid, directly or indirectly, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by Asarco in this Agreement to be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) as of the date of this Agreement and as of the Closing; and (ii) any material breach or alleged material breach by Asarco of any of its covenants or agreements contained herein.

     (b) Coeur agrees to indemnify, defend and hold Asarco and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each an "Asarco Indemnitee") harmless from Losses suffered or paid, directly or indirectly, as a result of, in connection with or arising out of:
(i) the failure of any representation or warranty made by Coeur in this Agreement to be true and correct in all respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) as of the date of this Agreement and as of the Closing; and (ii) any material breach or alleged material breach by Coeur of any of the covenants or agreements contained herein and (iii) all liabilities and obligations directly related to the Asarco Interests transferred to Coeur which are reflected on, or reserved against, in the Silver Valley Balance Sheet, the NPMC Balance Sheet, and the Empresa Balance Sheet to the extent reflected and reserved against and which are set forth in Schedule 9.2(b), together with all liabilities and obligations which arise subsequent to Closing resulting from Coeur's ownership or operation of the Asarco Interests being transferred.

     (c) The obligations to indemnify and hold harmless pursuant to this Section
9.2 shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in sec.9.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

     (d) No Person shall be entitled to recovery for Losses pursuant to sections 9.2(a) and 9.2(b) until the total amount of Losses exceeds $100,000; provided, that to the extent the amount of Losses exceeds such amount, the Indemnified Party shall be entitled to recover only the amount of Losses in excess of such amount.

     sec. 9.3 Third Party Claims. If a claim by a third party is made against any Person entitled to indemnification pursuant to Section 9.2 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have 20 Business Days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that: (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party; provided that the fees and expenses of such counsel shall be borne by such Indemnified Party; and (ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

     sec. 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

          (a) by mutual consent of Asarco, on the one hand, and of Coeur, on the other hand;

          (b) by either Party if the Closing shall not have occurred by September 30, 1999; provided, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

          (c) by Asarco, on the one hand, or Coeur, on the other hand, if there has been a material breach of any covenant or a material breach of any representation or warranty of Coeur or Asarco, respectively, provided, that any such breach of a covenant or representation or warranty has not been cured within 10 Business Days following receipt by the breaching Party of written notice of such breach;

          (d) by either Party, if there shall be any law or regulation of any competent authority that makes consummation of the transactions contemplated hereby, illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable.

     sec. 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by Asarco, on the one hand, or Coeur, on the other hand, written notice thereof shall forthwith be given to the other Party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability hereunder on the part of Asarco or Coeur, except that (i) the provisions of Section 11.1 and
Section 11.3 shall survive any termination of this Agreement. Nothing in this
Section 10.2 shall relieve either Party of liability for any willful breach of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

     sec. 11.1 Announcements. Asarco and Coeur will consult with each other before any issuance by them of, and will provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transaction contemplated by this Agreement, and shall not issue any such press release, or make any such public statement prior to such consultation, except as is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     sec. 11.2 Cooperation After Closing. (a) From and after the Closing Date, Coeur shall cooperate fully with and assist, and shall cause its officers and employees to cooperate fully with and assist, Asarco and its representatives (including, without limitation, its counsel and independent auditors), in connection with:

          (i) the preparation by Asarco, at its sole cost, of its portion of any Federal consolidated income Tax Return, report or declaration, and of any state consolidated, combined or unitary income Tax Return, report or declaration;

          (ii) any Tax audit, examination or proposed or final assessment or the like (including without limitation any Tax Claim) relating to NPMC, Silver Valley or Empresa; and

          (iii) the preparation of any statement, report, notice, response or other document for filing with the Securities and Exchange Commission, any state or foreign securities commission or authority, any other

     Governmental Authority or any securities exchange or market, domestic or foreign, including, without limitation, in connection with any comments or requests for information, inquiries.

     (b) Following the Closing, Coeur shall not destroy any information, files, documents or records (written and computer) relating to NPMC, Silver Valley or Empresa or any of its businesses or operations without giving at least 30 days' prior written notice to Asarco and shall permit Asarco to examine, duplicate (at its expense) and/or transfer (at its expense) to its representatives any of such information, files, documents or records.

     (c) Upon the request of a party hereto at any time after the Closing Date, the other party will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to
(i) perfect title of Asarco (and its successors and assigns) to the New Coeur Shares or (ii) perfect the ownership of Coeur of the Asarco Interests acquired by it pursuant to the terms of this Agreement.

     (d) All business records (including technical data, maps, files, reports, photos in hard copy; Asarco shall make reasonable efforts to transfer such records in electronic format) of NPMC, Silver Valley and Empresa shall be delivered to Coeur on the Closing Date or as soon after Closing as is reasonably practicable but in no event later than 30 days after the Closing Date. Asarco may retain copies of any such records for the sole purpose of complying with this Agreement and any other requirement imposed by applicable law.

     (e) Asarco shall provide Coeur with the use of certain of its corporate computer systems and shall provide support for the use of such systems (any out-of-pocket costs shall be for Coeur's account) for a period not to exceed one year.

     (f) Not later than 60 days after the Closing Date, Coeur shall return to Asarco or, if so directed by Asarco, destroy any letterhead, envelopes, brochures, marketing materials, invoices, forms or similar materials bearing the Asarco name and/or logo, and shall remove Asarco's name from the properties.

     sec. 11.3 Expenses. Each of the Parties hereto shall pay all of its own expenses relating to their performance under, and the transactions contemplated by, this Agreement, including, without limitation, the fees and expenses of their respective legal, financial, accounting and other advisers; provided, however, that the Parties shall share equally all filing fees of either Party incurred pursuant to the HSR Act.

     sec. 11.4 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Idaho applicable to agreements executed and to be performed solely within such State.

     sec. 11.5 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing Party in any such litigation shall be entitled to receive from the losing Party all costs and expenses, including reasonable counsel fees, incurred by the prevailing Party.

     sec. 11.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     sec. 11.7 Publicity. Asarco and Coeur agree that the initial press release relating to this Agreement shall be released by both parties concurrently and each party shall have consulted with the other to agree on such press release and thereafter each Party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transaction contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     sec. 11.8 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows: if to Asarco, to: 180 Maiden Lane, New York, New York, 10038,
Attention: General Counsel; and if to Coeur to: 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho, 83816, Attention: Dennis E. Wheeler, Chairman, President, and Chief Executive Officer or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     sec. 11.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law or with the written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     sec. 11.10 Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one instrument.

     sec. 11.11 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     sec. 11.12 Amendments. This Agreement may not be changed orally, but this Agreement may be amended and any provision of this Agreement can be waived, amended, supplemented or modified only by an agreement in writing signed by Asarco and Coeur.

     sec. 11.13 No Third Party Beneficiaries. Other than in Section 9.2, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

     IN WITNESS WHEREOF, each of Asarco and Coeur has caused this Agreement to be executed by its officer thereunto duly authorized as of the day and year first above written.

                                          ASARCO INCORPORATED

                                          By

                                            ------------------------------------
                                          Name: Francis R. McAllister
                                          Title:  Chairman and Chief Executive
                                          Officer

                                          COEUR D'ALENE MINES CORPORATION

                                          By

                                            ------------------------------------
                                          Name: Dennis E. Wheeler
                                          Title:  Chairman and Chief Executive
                                          Officer

                                                                       EXHIBIT B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SHAREHOLDER AGREEMENT

                                 BY AND BETWEEN
                              ASARCO INCORPORATED
                                      AND
                        COEUR D'ALENE MINES CORPORATION
                            ------------------------

                       DATED AS OF                , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT (this "Agreement") dated [Closing Date] by and between ASARCO INCORPORATED, a New Jersey corporation ("Asarco"), and COEUR D'ALENE MINES CORPORATION, an Idaho Corporation ("Coeur").

                                  WITNESSETH:

     WHEREAS, Asarco and Coeur have completed the transactions contemplated by a Transaction Agreement dated as of May 13, 1999 and amended and restated as of June 22, 1999 (the "Transaction Agreement") providing for the exchange of certain assets of Asarco for 7,125,000 shares of newly issued common stock, par value $1.00 per share (the "Common Stock"), of Coeur pursuant to the terms and conditions of the Transaction Agreement;

     WHEREAS, the Parties hereto believe that it is desirable for Asarco and Coeur to make certain agreements with respect to the shares of Common Stock to be owned by Asarco.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Sec. 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action of Asarco" shall mean any voluntary sale, transfer or other disposition of beneficial ownership of Common Stock by Asarco and its Affiliates, either directly or indirectly, to any Person other than Asarco or its Affiliates; provided, however, the term "Action of Asarco" shall not include any sale, transfer or other disposition of beneficial ownership pursuant to any order, decree or directive of any court or other governmental body or by any public authority or otherwise by operation of law.

     "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

     "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Asarco" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

     "Closing Date" shall have the meaning assigned to such term in the Transaction Agreement.

     "Common Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

     "Coeur" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

     "1933 Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Parties" shall mean Asarco and Coeur and their respective successors and permitted assigns.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

     "Registrable Stock" shall mean: (i) any of the Common Stock owned by Asarco or its Affiliates; and (ii) any securities issued or issuable with respect to such Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise. As to any particular Registrable Stock, such securities will cease to be Registrable Stock when they have been distributed to the public pursuant to an offering registered under the 1933 Act. The foregoing notwithstanding, a security will not cease to be Registrable Stock until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

     "Registration Statement" means any registration statement under the 1933 Act of Coeur that covers any of the Registrable Stock pursuant to the provisions of this Agreement, including the related prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Subsidiary" shall mean any other Person in which a Person owns, directly or indirectly, 50% or more of the outstanding shares of capital stock or other equity interests.

     "Transaction Agreement" shall have the meaning assigned to such term in the first recital of this Agreement.

                                   ARTICLE II

                      NOMINATION AND ELECTION OF DIRECTORS

     Sec. 2.1 Nomination of Directors by Asarco. Asarco shall have the right to nominate, by written notice to Coeur, two directors for election to Coeur's board of directors. In the event that Asarco and its Affiliates shall hold less than 10% of the total outstanding Common Stock due to an Action of Asarco, Asarco shall have the right to nominate, by written notice to Coeur, one director for election to Coeur's board of directors. In each case, written notice of nomination shall be provided by Asarco to Coeur 20 Business Days following receipt by Asarco of a written request for nomination from Coeur which request shall be made not later than 30 Business Days prior to the record date for determining shareholders entitled to vote at any annual or special meeting at which directors will be elected. Asarco and Coeur agree that Asarco's initial nominees shall be appointed to Coeur's board of directors on the Closing Date, which is the date on which this Agreement is executed, and that such nominees will be the persons specified in a written notice from Asarco to Coeur delivered on the date the Transaction Agreement was executed. Asarco's rights under this
Section 2.1 and Coeur's obligations under Section 2.2 shall continue for so long as Asarco and its Affiliates own at least 1% of outstanding Common Stock.

     Sec. 2.2 Solicitation of Proxies by Coeur. Coeur shall take all reasonable and lawful action to solicit proxies from its shareholders pursuant to proxy materials for the election of directors of Coeur, including the directors or director nominated by Asarco, and which recommend that Coeur's shareholders vote in favor of such slate of directors, including the directors or director nominated by Asarco.

     Sec. 2.3 Agreement to Vote for Slate of Directors. Provided that Coeur shall have complied with Sections 2.1 and 2.2 hereof, Asarco shall vote, and shall cause each of its Affiliates to vote, all of their respective shares of Common Stock for the election of the slate of directors recommended by the board of directors of Coeur at any annual or special meeting called for such purpose.

                                  ARTICLE III

                                   STANDSTILL

     Sec. 3.1 Standstill. Asarco agrees that, for a period of five years from the Closing Date, unless Asarco first obtains the written consent of Coeur's board of directors, it shall not, directly or indirectly, acquire Common Stock or other voting equity securities of Coeur, or any right or option to acquire Common Stock or other voting equity securities of Coeur if, after such acquisition, Asarco and its Affiliates, directly or indirectly, would beneficially own more than 25% of the total combined voting power of all voting equity securities of Coeur.

                                   ARTICLE IV

                              REGISTRATION RIGHTS

     Sec. 4.1 Demand Registration. At any time and from time to time after the Closing Date, upon the request of Asarco for a registration of at least 1,000,000 shares of Registrable Stock, Coeur will use all reasonable efforts to file the necessary Registration Statement under the 1933 Act and cause it to become effective within 90 days from the date of Asarco's request. Such Registration Statement shall cover the Common Stock which Coeur has been so requested to register for disposition in accordance with the intended method or methods of disposition stated in such request.

     Sec. 4.2 Piggyback Registration. Whenever Coeur proposes to register any of its equity securities under the 1933 Act (other than for an acquisition of the type described in Rule 145 under the 1933 Act or for an employee benefit plan on Form S-8), whether or not for sale for its own account, Coeur will each time give prompt written confidential notice of such proposed filing to Asarco at least 20 Business Days before the anticipated filing date. Such notice shall offer Asarco and its Affiliates the opportunity to register such amount of Registrable Stock as they shall request (a "Piggyback Registration"). Coeur shall include in each such Piggyback Registration all Registrable Stock with respect to which Coeur has received a written request for inclusion therein within 15 Business Days after such notice has been given by Coeur to Asarco. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Asarco and its Affiliates shall be permitted to withdraw all or part of the Registrable Stock from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

     Sec. 4.3 Costs and Expenses. All costs, expenses and fees, other than the fees of Asarco's counsel, with respect to a Registration Statement filed by Coeur pursuant to Section 4.1 hereof shall be borne by Coeur. The costs, expenses and fees, other than the fees of Asarco's counsel, with respect to any Registration Statement filed by Coeur pursuant to Section 4.2 hereof shall be borne by Coeur and by the holders of securities requesting registration of their securities pro rata in proportion to the offering price of the securities being sold by each, but allocable expenses shall not include the fees and disbursements of any independent counsel retained by such holders in connection therewith. The out-of-pocket expenses borne by such holders shall be allocated among them in proportion to the offering price of the securities respectively requested by them to be registered under the 1933 Act, except that such expenses incurred at the request of particular holders, the benefits of which are not shared directly by all such holders, shall be borne by such particular holders. Asarco shall bear its own underwriting discounts and commissions.

     Sec. 4.4 Prospectuses, Qualification and Indemnity. In the event of the registration of any Common Stock which Asarco or its Affiliates propose to sell or otherwise dispose of, Coeur will:

          (a) Furnish to Asarco or its Affiliates such number of copies of a prospectus in conformity with the requirements of the 1933 Act and such other documents as Asarco or its Affiliates shall reasonably request;

          (b) Use its best efforts to register or qualify, if required, such Common Stock under such other securities acts or blue sky laws of such jurisdiction as Asarco or its Affiliates shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable Asarco or its Affiliates to consummate such proposed sale or other disposition of such Common Stock in any jurisdiction;

          (c) Keep effective all such registrations and qualifications and do any and all such other acts and things for such period as may be necessary to permit the public sale or other disposition of such Common Stock by Asarco or its Affiliates; and

          (d) Indemnify Asarco, its Affiliates, and their respective directors and officers against, and to the extent indemnification is unavailable or insufficient, contribute to the payment of, any liability or expense which any of them may incur incident to such registration, qualification and public sale or other disposition of the Common Stock by reason of any untrue statement of a material fact in any prospectus, Registration Statement, offering circular or in any related documents or the like, or any omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, or any manipulative or deceptive device or contrivance or fraudulent scheme or practice by Coeur, provided that Coeur shall not be liable to Asarco, its Affiliates or their respective directors and officers in respect of any liability arising out of an untrue statement or omission made in reliance upon or in conformity with written information furnished to Coeur by Asarco or its Affiliates or by an underwriter specifically for use in connection with any such registration or qualification.

     Sec. 4.5 Asarco's Information and Indemnification. At the request of Coeur, Asarco will furnish to Coeur such information regarding itself and its holdings of Common Stock as Coeur shall specify in such request and as shall be required in connection with any action taken pursuant to this Article IV and Asarco shall indemnify Coeur in respect of any liability arising out of any untrue statement or omission made in reliance upon or in conformity with such information.

                                   ARTICLE V

                           CERTAIN CORPORATE ACTIONS

     Sec. 5.1 Certain Corporate Actions. Until Asarco and its Affiliates hold less than 10% of the total outstanding Common Stock as a result of an Action of Asarco, the following actions shall not be taken by Coeur without the prior written consent of Asarco:

          (i) approval of capital expenditure budgets and any single project requiring a capital expenditure in excess of $100,000,000;

          (ii) approval of any financial institution, terms and conditions and amounts with respect to any standard lines of credit or borrowings to be utilized or secured by Coeur exceeding $100,000,000;

          (iii) the creation of any Lien in excess of $100,000,000 on the assets of Coeur or any of its Subsidiaries;

          (iv) the discharge of auditors when a material dispute exists in connection with the auditing of Coeur's books, records or financial statements;

          (v) the liquidation, dissolution or general winding-up of Coeur or any material Subsidiary or the filing on behalf of Coeur or any material Subsidiary of any voluntary petition seeking relief under the bankruptcy laws of the relevant jurisdiction;

          (vi) any material change in the nature of Coeur's business from its current business of precious metals mining and other businesses directly related thereto;

          (vii) the issuance by Coeur of any Common Stock or other class of its capital stock for consideration other than cash for a value in excess of $100,000,000;

          (viii) any material amendment of the By-Laws or Articles of Incorporation of Coeur which would conflict with, or in any way be inconsistent with, the terms of this Agreement; and

          (ix) any increase in the number of directors of Coeur above eleven.

     Notwithstanding the foregoing, no consent of Asarco shall be required for a currently-contemplated debt restructuring plan of Coeur provided it consists of changes in the terms of Coeur's outstanding convertible subordinated debentures due 2002, 2004, and 2005 including extensions of maturity dates, repurchases, increases in interest rates (but not to a level higher than current market rates for comparably-rated debt) and reductions in conversion prices (but not to a level lower than 10% above the then-current market price of the Coeur Common Stock), or an exchange of equity securities for debt provided that the implied value of any Common Stock involved in such an exchange shall not be less than the then-current market price of the Common Stock.

     Sec. 5.2 Deemed Consent. Asarco shall be deemed to have consented to an action specified in Section 5.1 if (i) such action shall have been included as a specific agenda item for a meeting of Coeur's Board of Directors, (ii) such written agenda together with all relevant information relating to the proposed action shall have been delivered to Directors at least three Business Days prior to such meeting and (iii) at such meeting of Coeur's Board of Directors, both of the Directors nominated by Asarco pursuant to Section 2.1 vote in favor of such action.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Sec. 6.1 Expenses.  Except as otherwise provided in Article IV and in
Section 6.3 each of the Parties hereto shall pay all of its own expenses relating to its performance under, and the transactions contemplated by, this Agreement, including, without limitation, the fees and expenses of its respective legal, financial, accounting and other advisers.

     Sec. 6.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

     Sec. 6.3 Jurisdiction. Any judicial proceeding brought against either Party to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing Party in any such litigation shall be entitled to receive from the losing Party all costs and expenses, including reasonable counsel fees, incurred by the prevailing Party.

     Sec. 6.4 Injunctive Relief. It is acknowledged that it may be impossible to measure in money the damages that would be suffered if either Party hereto fails to comply with any of the obligations herein imposed on it and that, in the event of any such failure, an aggrieved Party hereto may be deemed to have been irreparably damaged and may not have an adequate remedy at law. Any such Party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations.

     Sec. 6.5 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Sec. 6.6 Publicity. Asarco and Coeur agree that each Party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with the other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     Sec. 6.7 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows: if to Asarco, to 180 Maiden Lane, New York, New York 10038, Attention:
General Counsel; and if to Coeur, to 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho 83816-0316, Attention: Dennis E. Wheeler or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     Sec. 6.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law or with the written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates and their respective successors and permitted assigns.

     Sec. 6.9 Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one instrument.

     Sec. 6.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Sec. 6.11 Amendments. This Agreement may not be changed orally, but this Agreement may be terminated and any provision of this Agreement can be waived, amended, supplemented or modified only by an agreement in writing signed by Asarco and Coeur.

     Sec. 6.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     Sec. 6.13 Third Party Beneficiaries. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

     IN WITNESS WHEREOF, each of Asarco and Coeur has caused this Agreement to be executed by its officer thereunto duly authorized as of the day and year first above written.

                                          ASARCO INCORPORATED

                                          By:

                                            ------------------------------------
                                            Name: Francis R. McAllister
                                            Title: Chairman and Chief Executive
                                              Officer

                                          COEUR D'ALENE MINES CORPORATION

                                          By:

                                            ------------------------------------
                                            Name: Dennis E. Wheeler
                                            Title: Chairman and Chief Executive
                                              Officer

                                                                       EXHIBIT C

May 17, 1999

Board of Directors
Coeur d'Alene Mines Corporation
505 Front Avenue, P.O. Box "I"
Coeur d'Alene, Idaho 83816

Members of the Board of Directors:

     We understand that Coeur d'Alene Mines Corporation ("Coeur" or the "Company") and Asarco Incorporated ("Asarco") have executed a Transaction Agreement dated as of May 13, 1999 (the "Transaction Agreement"), pursuant to which Asarco will exchange the Silver Assets (as defined below) for 7.125 million shares of Coeur common stock (the "Consideration").

     The Silver Assets consist of Asarco's (i) 50% interest in Silver Valley Resources Corporation, (ii) 1,500,000 common shares of Pan American Silver Corp. ("Pan American") and warrants to purchase 500,000 Pan American common shares,
(iii) 100% interest in Empresa Minera Manquiri S.R.L, and (iv) 100% interest in NPMC Inc., the primary holding of which is a royalty from Pan American.

     You have asked for our opinion as to the fairness, from a financial point of view, of the Consideration to the Company.

     For purposes of the opinion set forth herein, we have:

          1. reviewed the Transaction Agreement;

          2. analyzed certain publicly available financial statements and other information of Coeur;

          3. reviewed and analyzed certain financial information of Coeur and the Silver Assets (including projections, forecasts, and reserve and resource information) provided by the Company (together, the "Projections");

          4. discussed with senior management of the Company the current operations, financial condition and prospects of Coeur and the Silver Assets;

          5. reviewed the pro forma contribution of Coeur and the Silver Assets, respectively, with regard to adjusted market capitalization, recoverable reserves and resources, projected production, and mine cash flow;

          6. reviewed certain publicly available information with respect to certain publicly traded companies;

          7. based on the Projections, performed a discounted cash flow analysis of the Silver Assets;

          8. reviewed the pro forma financial and operating impact of the transaction on Coeur;

          9. reviewed the reported stock prices and trading activity for the Common Stock of Coeur; and

          10. performed such other financial analyses and examinations and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purpose of rendering this opinion. With respect to the Projections supplied by the Company, we have further assumed that such Projections represent the best currently available estimates and judgment of the management of the Company as to the expected future financial performance of the Silver Assets and Coeur. We have specifically relied upon, among other things, Coeur management's view that the San Bartolome ore body is amenable to cyanidation through heap leaching, and that approximately 70% of the estimated total resources at San Bartolome will be converted to proven & probable reserves within twelve to eighteen months of closing. We have not made any independent verification of information supplied by or confirmed by Coeur to us and have not undertaken any independent valuation or appraisal of the assets or liabilities of the Silver Assets or Coeur, nor have we been furnished with such appraisals. Our opinion is necessarily based on economic, market, financial and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

     Deutsche Bank Securities Inc. has acted as financial advisor to the Company in connection with this transaction and will receive a fee for services rendered.

     It is understood that this letter is for the information of the Board of Directors of Coeur and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any proxy statement to be distributed to the holders of Coeur common stock in connection with this transaction.

     Based on the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          Deutsche Bank Securities Inc.

                                                                       EXHIBIT D

                       EXISTING ARTICLES OF INCORPORATION
                   (AS RESTATED WITHOUT ANY CHANGES THERETO)
                                       OF

                        COEUR D'ALENE MINES CORPORATION
                            ------------------------

                                   ARTICLE I

     That the name of said corporation shall be "COEUR D'ALENE MINES
CORPORATION."

                                   ARTICLE II

     The purposes for which this corporation is formed are to transact any or all lawful business for which corporation may be incorporated under the Idaho Business Corporation Act.

                                  ARTICLE III

     The registered office and principal place of business of this corporation shall be in the City of Wallace, Shoshone County, State of Idaho.

                                   ARTICLE IV

     The term of this corporation shall be perpetual.

                                   ARTICLE V

     That the number of directors of said corporation shall be no less than five nor more than nine, in the discretion of the directors.

                                   ARTICLE VI

     (a) The corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, "common stock" and "preferred stock". The total number of such shares which the corporation shall have the authority to issue shall be 70 million. The total number of shares of common stock authorized to be issued shall be 60 million shares, $1.00 par value per share, and the total number of shares of preferred stock authorized to be issued shall be 10 million, $1.00 par value per share.

     (b) The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish from time to time by resolution of resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative participating, optional, conversion and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, or any or all of them, all to the fullest extent now or hereafter permitted by the Idaho Business Corporation Act; and to increase or decrease the authorized number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the common stock or preferred stock shall, unless otherwise provided in the resolutions adopted by the Board of Directors creating any particular series of preferred stock, be a prerequisite to the issuance of any shares of any series of the preferred stock authorized by and complying with the conditions of this Article.

     (c) Holders of the corporation's common stock shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares of the corporation's capital stock or carrying a right to subscribe to or acquire shares. Holders of the corporation's preferred stock shall have no preemptive rights to acquire unissued or treasury shares of the corporation's capital stock or carrying a right to subscribe to acquire shares, except to the extent provided under the resolution or resolutions adopted by the Board of Directors, creating any particular series of such preferred stock.

                                  ARTICLE VII

     That the amount of the capital stock of said corporation which has actually been subscribed is Three million (3,000,000) shares, and the following are the names of the subscribers, with the number and par value of the shares subscribed for by each:

NAME                                                    NUMBER OF SHARES      PAR VALUE
----                                                    ----------------    -------------
Joseph R. Gumm........................................     2,999,992        $2,999,992.00
George Turner.........................................             4                 4.00
R.W. Nuzum............................................             4                 4.00
                                                           ---------        -------------
                                                           3,000,000        $3,000,000.00

                                  ARTICLE VIII

     The Board of Directors shall have the right to repeal and amend the By-Laws and to adopt new By-Laws of the corporation pursuant to the provisions of 30-132 Idaho Code".

                                   ARTICLE IX

     Section 1. Vote Required for Certain Business Combinations

     A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article IX:

          (i) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation or other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20 million or more; or

          (iii) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20 million or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the shares of Common Stock of the Company entitled to vote generally in the election of directors (the "Common Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement.

     B. Definition of "Business Combination". The term "Business Combination" as used in this Article IX shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

     Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

          A. Approval by Continuing Directors. The Business Corporation shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          B. Price and Procedure Requirements. All of the following conditions shall have been met:

             (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article IX as the "Determination Date"), whichever is higher.

             (ii) The consideration to be received by holders of the Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Common Stock. If the Interested Shareholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for such Common Stock shall be either cash or the form used to acquire the largest number of shares of such Common Stock previously acquired by it.

             (iii) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

             (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Section 3. Certain Definitions.  For the purposes of this Article IX:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary of the Company) which:

             (i) is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of the Company's Common Stock; or

             (ii) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

             (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

     provided, however, that a person shall not be an Interested Shareholder if such person became the beneficial owner of more than 10% of the Company's Common Stock prior to April 3, 1985.

          C. A person shall be a "beneficial owner" of any Common Stock:

             (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

             (ii) which such person or any of its Affiliates or Associates has
        (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

             (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding or the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

          D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 3, 1985.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company, provided, however, that for the purposes of the definition of Interested Shareholder, set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

          G. "Continuing Director" means any member of the Board of Directors of the Company (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by the majority of Continuing Directors than on the Board.

          H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          I. In the event of any Business Combination in which the Company survives, the phrase "other consideration to be received" as used in paragraph B(i) of Section 2 of this Article IX shall include the shares of Common Stock retained by the holders of such shares.

     Section 4. Powers of the Board of Directors. A majority of the directors of the Company shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to it after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20 million or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. No Effect on Fiduciary Obligations of Interested
Shareholders. Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. Amendment, Repeal, etc. Notwithstanding any other provision of or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of 80% or more of the outstanding shares of the Company's Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with this Article IX.

                                   ARTICLE X

     The personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated, provided, however, that the liability of a director shall not be eliminated for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts with respect to which Section 30-1-48 of the Idaho Code provides for director liability, or (iv) any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

                                   ARTICLE XI

     The Board of Directors of the corporation shall have the right and power to direct the corporation to effect repurchases of shares of its capital stock and to effect distributions to stockholders of the corporation to the extent of the capital surplus, as well as earned surplus, of the corporation.

                                                                       EXHIBIT E

                 RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                       OF

                        COEUR D'ALENE MINES CORPORATION

                           [CHANGES ARE UNDERLINED.]
                            ------------------------

     PURSUANT TO THE PROVISIONS OF SECTION 30-1-1007 OF THE IDAHO BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO RESOLUTIONS DULY ADOPTED BY ITS BOARD OF DIRECTORS AND SHAREHOLDERS, HEREBY ADOPTS THE FOLLOWING RESTATED AND AMENDED ARTICLES OF INCORPORATION:

                                   ARTICLE I

     That the name of said corporation shall be "COEUR D'ALENE MINES
CORPORATION."

                                   ARTICLE II

     (a) The corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, "common stock" and "preferred stock". The total number of such shares which the corporation shall have the authority to issue shall be 145 million. The total number of shares of common stock authorized to be issued shall be 125 million shares, $1.00 par value per share, and the total number of shares of preferred stock authorized to be issued shall be 20 million, $1.00 par value per share.

     (b) The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish from time to time by resolution of resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative participating, optional, conversion and other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, or any or all of them, all to the fullest extent now or hereafter permitted by the Idaho Business Corporation Act; and to increase or decrease the authorized number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the common stock or preferred stock shall, unless otherwise provided in the resolutions adopted by the Board of Directors creating any particular series of preferred stock, be a prerequisite to the issuance of any shares of any series of the preferred stock authorized by and complying with the conditions of this Article.

     (c) Holders of the corporation's common stock shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares of the corporation's capital stock or carrying a right to subscribe to or acquire shares. Holders of the corporation's preferred stock shall have no preemptive rights to acquire unissued or treasury shares of the corporation's capital stock or carrying a right to subscribe to acquire shares, except to the extent provided under the resolution or resolutions adopted by the Board of Directors, creating any particular series of such preferred stock.

                                  ARTICLE III

     The street address of the corporation's registered office is 505 Front Avenue, Coeur d'Alene, Idaho 83814 and the name of its registered agent at that address is Dennis E. Wheeler.

                                   ARTICLE IV

     The name and address of each incorporator is Joseph R. Gunn of Spokane, Washington, George Turner of Spokane, Washington, R.W. Nuzum of Spokane, Washington and Fred T. Fudge of Kellogg, Idaho.

                                   ARTICLE V

     Section 1. Vote Required for Certain Business Combinations

     A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article V:

          (i) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation or other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20 million or more; or

          (iii) the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20 million or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the shares of Common Stock of the Company entitled to vote generally in the election of directors (the "Common Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement.

     B. Definition of "Business Combination". The term "Business Combination" as used in this Article V shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section 1.

     Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article V shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

     A. Approval by Continuing Directors. The Business Corporation shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; and

             (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article V as the "Determination Date"), whichever is higher.

          (ii) The consideration to be received by holders of the Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Common Stock. If the Interested Shareholder has paid for shares of Common Stock with varying forms of consideration, the form of consideration for such Common Stock shall be either cash or the form used to acquire the largest number of shares of such Common Stock previously acquired by it.

          (iii) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

          (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Section 3. Certain Definitions.  For the purposes of this Article V:

     A. A "person" shall mean any individual, firm, corporation or other entity.

     B. "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary of the Company) which:

          (i) is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of the Company's Common Stock; or

          (ii) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

     provided, however, that a person shall not be an Interested Shareholder if such person became the beneficial owner of more than 10% of the Company's Common Stock prior to April 3, 1985.

     C.  A person shall be a "beneficial owner" of any Common Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding or the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

     D. For the purpose of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on April 3, 1985.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company, provided, however, that for the purposes of the definition of Interested Shareholder, set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

     G. "Continuing Director" means any member of the Board of Directors of the Company (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by the majority of Continuing Directors than on the Board.

     H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

     I. In the event of any Business Combination in which the Company survives, the phrase "other consideration to be received" as used in paragraph B(i) of
Section 2 of this Article V shall include the shares of Common Stock retained by the holders of such shares.

     Section 4. Powers of the Board of Directors. A majority of the directors of the Company shall have the power and duty to determine for the purposes of this Article V, on the basis of information known to it after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business

Combination has, an aggregate Fair Market Value of $20 million or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. No Effect on Fiduciary Obligations of Interested
Shareholders. Nothing contained in this Article V shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. Amendment, Repeal, etc. Notwithstanding any other provision of or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Company), the affirmative vote of the holders of 80% or more of the outstanding shares of the Company's Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with this Article V.

                                   ARTICLE VI

     The personal liability of a director of the corporation to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, shall be eliminated; provided, however, that the liability of a director shall not be eliminated for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 30-1-833 of the Idaho Business Corporation Act, or (iv) an intentional violation of criminal law.

                                  ARTICLE VII

     The corporation shall be obligated to indemnify any individual who is a party to a proceeding because he is a director of the corporation against liability to any person for action taken, or any failure to take any action, as a director, and expenses incurred in the proceeding to the fullest extent provided by law in accordance with Section 30-1-851(1)(b) of the Idaho Business Corporation Act, except liability for (i) receipt of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) a violation of Section 30-1-833 of the Idaho Business Corporation Act, or (iv) an intentional violation of criminal law.

     The foregoing Restated and Amended Articles of Incorporation, which include amendments to the Articles of Incorporation, correctly set forth the provisions of the Articles of Incorporation as heretofore and hereby amended, and supersede the original Articles of Incorporation and all previous amendments thereto.

                                          By

                                          --------------------------------------
                                                    Dennis E. Wheeler
                                                   Its Chairman of the
                                                   Board, President and
                                                 Chief Executive Officer

                                          and

                                          --------------------------------------
                                                      Its Secretary

Dated             , 1999

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX 1

                           COEUR D'ALENE, IDAHO 83814

                  MANDATORY ADJUSTABLE REDEEMABLE CONVERTIBLE

                                SECURITIES PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
   ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 8, 1999, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, Geoffrey A. Burns, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation Mandatory Adjustable Redeemable Convertible Securities the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held September 8, 1999, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)

THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO    [X] Please mark
OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE     your votes like
PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY        this in blue or
WILL BE VOTED FOR PROPOSALS 1 THROUGH 7.                         black ink.


     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

                                                                                                          FOR    AGAINST    ABSTAIN

1. ELECTION OF DIRECTORS        FOR all nominees       WITHHOLD      2. PROPOSAL REGARDING ISSUANCE       [ ]      [ ]        [ ]
   (INSTRUCTION; To withhold      listed below        AUTHORITY         OF COMMON STOCK FOR ACQUISITION
   authority to vote for           (except as        to vote for        OF CERTAIN SILVER ASSETS OF
   any individual nominee,       marked to the       all nominees       ASARCO INCORPORATED
   strike a line through the    contrary below)      listed below
   nominee's name on the list                                        3. PROPOSAL REGARDING INCREASE IN    [ ]      [ ]        [ ]
   below.)                                                              AUTHORIZED SHARES OF COMMON STOCK
                                      [ ]                [ ]
C.D. ANDRUS, J.C. BENNETT,                                           4. PROPOSAL REGARDING INCREASE IN    [ ]      [ ]        [ ]
J.J. CURRAN, J.A. McCLURE,                                              AUTHORIZED SHARES OF PREFERRED
R.E. MELLOR, J.H. ROBINSON,                                             STOCK
T.R. WINTERER and D.E. WHEELER
                                                                     5. PROPOSAL REGARDING LIMITATION OF  [ ]      [ ]        [ ]
                                                                        DIRECTOR LIABILITY

                                                                     6. PROPOSAL REGARDING                [ ]      [ ]        [ ]
                                                                        INDEMNIFICATION OF DIRECTORS

                                                                     7. PROPOSAL REGARDING NON-           [ ]      [ ]        [ ]
------------------------------------------------------------            SUBSTANTIVE CHANGES TO THE
                                                                        ARTICLES OF INCORPORATION

                                                                        IN THEIR DISCRETION, THE
                                                                        PROXIES ARE AUTHORIZED TO
                                                                        VOTE UPON SUCH OTHER
                                                                        BUSINESS AS MAY COME BEFORE
                                                                        THE MEETING.

                                                                                                                        YES    NO

                                                                                  I plan to attend the meeting.         [ ]   [ ]

                                                                                  Dated:                                  , 1999
                                                                                         ---------------------------------

                                                                                  ----------------------------------------------
                                                                                  Signature of Stockholder

                                                                                  ----------------------------------------------
                                                                                  Signature of Stockholder




    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

                        COEUR D'ALENE MINES CORPORATION

         400 Coeur d'Alene Mines Building, 505 Front Avenue, P.O. Box 1
                           Coeur d'Alene, Idaho 83814

                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
   ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 8, 1999, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler or, in his absence, Geoffrey A. Burns, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held September 8, 1999, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)

THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO    [X] Please mark
OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE     your votes like
PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY        this in blue or
WILL BE VOTED FOR PROPOSALS 1 THROUGH 7.                         black ink.


      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

                                                                                                          FOR    AGAINST    ABSTAIN

1. ELECTION OF DIRECTORS        FOR all nominees       WITHHOLD      2. PROPOSAL REGARDING ISSUANCE       [ ]      [ ]        [ ]
   (INSTRUCTION; To withhold      listed below        AUTHORITY         OF COMMON STOCK FOR ACQUISITION
   authority to vote for           (except as        to vote for        OF CERTAIN SILVER ASSETS OF
   any individual nominee,       marked to the       all nominees       ASARCO INCORPORATED
   strike a line through the    contrary below)      listed below
   nominee's name on the list                                        3. PROPOSAL REGARDING INCREASE IN    [ ]      [ ]        [ ]
   below.)                                                              AUTHORIZED SHARES OF COMMON STOCK
                                      [ ]                [ ]
C.D. ANDRUS, J.C. BENNETT,                                           4. PROPOSAL REGARDING INCREASE IN    [ ]      [ ]        [ ]
J.J. CURRAN, J.A. McCLURE,                                              AUTHORIZED SHARES OF PREFERRED
R.E. MELLOR, J.H. ROBINSON,                                             STOCK
T.R. WINTERER and D.E. WHEELER
                                                                     5. PROPOSAL REGARDING LIMITATION OF  [ ]      [ ]        [ ]
                                                                        DIRECTOR LIABILITY

                                                                     6. PROPOSAL REGARDING                [ ]      [ ]        [ ]
                                                                        INDEMNIFICATION OF DIRECTORS

                                                                     7. PROPOSAL REGARDING NON-           [ ]      [ ]        [ ]
------------------------------------------------------------            SUBSTANTIVE CHANGES TO THE
                                                                        ARTICLES OF INCORPORATION

                                                                        IN THEIR DISCRETION, THE
                                                                        PROXIES ARE AUTHORIZED TO
                                                                        VOTE UPON SUCH OTHER
                                                                        BUSINESS AS MAY COME BEFORE
                                                                        THE MEETING.

                                                                                                                        YES    NO

                                                                                  I plan to attend the meeting.         [ ]   [ ]

                                                                                  Dated:                                  , 1999
                                                                                         ---------------------------------

                                                                                  ----------------------------------------------
                                                                                  Signature of Stockholder

                                                                                  ----------------------------------------------
                                                                                  Signature of Stockholder




    PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.